February 26, 2008

[PG NUMBER]

72
118891
As Amended  dateYear01Day8Month5lstrans5/8/01  Article 2, Section 1.3
As Amended  dateYear01Day13Month2lstrans2/13/01  Article 2, Section 1.3 and Article 7
As Amended  dateYear00Day13Month12lstrans12/13/00  Article 12, Section
 12.10(1)(5)
As Amended  dateYear01Day20Month6lstrans6/20/01 Article 2, Section 1.3,
Article 3, Section 1.17
As Amended  dateYear04Day9Month12lstrans12/9/04 Article 12, Part II
As Amended  dateYear04Day11Month8lstrans8/11/04  Article 3, Section 1.9;
 Article 4., Section 1.16;  Article 4,
Section 1.19
As Amended 2/7/07 Article 2.1
As Amended 6/29/07  Article 4 and Name
As Amended 12/18/2007  Article 2
As Amended 2/26/2008  Article 7

                 AMENDED AND RESTATED BY-stocktickerLAWS
                             OF
                   MFS HIGH YIELD MUNICIPAL TRUST


                           Article 1.
          Agreement and Declaration of Trust and Principal Office

1.1. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the Declaration of Trust), of MFS Municipal Income Trust, a Massachusetts business Trust established by the Declaration of Trust (the Trust.)

1.2. Principal Office of the Trust. The principal office of the Trust shall be located in CityplaceBoston, StateMassachusetts.

                                                     Article 2.
                                                   Shareholders

       2.1 Shareholder Meetings. Except as provided in the next sentence, regular meetings of the shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by a majority of the Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by a majority of the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. A Special meeting of the shareholders of the Trust may be called at any time by a majority of the Trustees, by the president or, if a majority of the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, then such shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.




2.2 Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals.

         (a) As used in this Section 2.2, the term annual meeting refers to any annual meeting of shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of
Section 2.1 of these Bylaws, and the term special meeting refers to all meetings of shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

         (b) The matters proposed by shareholders to be considered and brought before any annual or special meeting of shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section
2.2. Only persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible for election as Trustees, and no proposal to fix the number of
 Trustees shall be brought before an
annual or special meeting of shareholders or otherwise considered unless in accordance with the procedures set forth in this Section 2.2, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

         (c) For any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees pursuant to Section 2.4 of these Bylaws, or (ii) brought before the meeting in the manner specified in this
 Section 2.2(c) by a shareholder of
record entitled to vote at the meeting or by a shareholder (a Beneficial Owner) that holds Shares entitled to vote at the meeting through a nominee or street name holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial Owners entitlement to vote such Shares, provided that the shareholder was the shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this
Section 2.2(c) is delivered to the secretary.

         In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by shareholders for election as Trustees and any other proposals by shareholders may be properly brought before an annual meeting only pursuant to timely notice (the Shareholder Notice) in writing to the secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) nor more than sixty (60) days prior to the first
anniversary date of the date on which the Trust first sent its proxy materials for the prior years annual meeting; provided, however, with respect to the annual meetings to be held in the calendar years 2008 and 2009, the Shareholder Notice must be so delivered or mailed and so received on or before March 18, 2008, and May 1,
2009, respectively; provided further, however, if and only if the annual meeting is not scheduled to be held
within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the
preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period
being referred to herein as an Other Annual Meeting Date), such Shareholder
 Notice must be given in the manner
provided herein by the later of the close of business on (i) the date forty -five (45) days prior to such Other
Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

         Any shareholder desiring to nominate any person or persons (as the case may be) for election as a
Trustee or Trustees of the Trust shall deliver, as part of such Shareholder
 Notice:  (i) a statement in writing
setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person
or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or
beneficially by each such person or persons, as reported to such shareholder by such nominee(s); (C) any other
information regarding each such person required by paragraphs (a), (d), (e)
 and (f) of Item 401 of Regulation S-K
or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended
(the Exchange Act), adopted by the Securities and Exchange Commission
(or the corresponding provisions of any
regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the person or persons to be nominated that would be
required to be disclosed in a proxy statement or other filings required to be made in connection with
solicitation of proxies for election of Trustees or directors pursuant to
Section 14 of the Exchange Act and the
rules and regulations promulgated thereunder; and (E) whether such shareholder believes any nominee is or will be an interested person of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an interested person, information regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, a majority of the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any
Shareholder Notice required by this Section
2.2(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text
of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

         Without limiting the foregoing, any shareholder who gives a Shareholder Notice of any matter proposed to be brought before a shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part
of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such shareholder favors the proposal;
(iii) such shareholders name and
address as they appear on the Trusts books; (iv) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to
Section 14 of the Exchange Act and the
rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such shareholder; (vi) any material interest of such shareholder in the matter
proposed (other than as a shareholder); (vii) a representation that the shareholder intends to appear in person or by proxy at the shareholder meeting to act on the matter(s) proposed;
(viii) if the proposal involves
nominee(s) for Trustees, a description of all arrangements or understandings between the shareholder and each
proposed nominee and any other person or persons (including their names)
 pursuant to which the nomination(s) are
to be made by the shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial
Owners indirect ownership of, and entitlement to vote, Shares at the meeting of shareholders.  As used in this
Section 2.2, Shares beneficially owned shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

         (d) For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees pursuant to Section 2.4 of these
Bylaws.  In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any
shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trusts notice of meeting if and only if the shareholder provides a notice containing the information required in the Shareholder Notice to the secretary required with respect to annual meetings by Section 2.2(c) hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by a majority of the Trustees to be elected at such meeting are publicly announced or
disclosed.

         (e) For purposes of this Section 2.2, a matter shall be deemed to have been publicly announced or disclosed if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange
Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

         (f) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this
Section 2.2.

         (g) The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a
nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and
given in the manner provided in this Section 2.2 and elsewhere in these
 Bylaws and the Declaration of Trust and
(ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on
all parties absent manifest error.

         (h) Notwithstanding anything to the contrary in this Section 2.2 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Trustees and, in particular, no Beneficial
Owner shall have any rights as a shareholder except as may be required by federal law. Furthermore, nothing in this Section 2.2 shall be construed as creating any implication or presumption as to the requirements of federal law.

        2.3 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the country-regionplaceUnited States as shall be designated by the Trustees or the president of the Trust.

       2.4 Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each
shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly
authorized, is filed with the records of the meeting.

       2.5 Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

       2.6 Proxies. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of
such meeting but shall not be valid after the final adjournment of such meeting.  The placing of a shareholders
name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

                                         Article 3
                                       Trustees

         3.1 Committees and Advisory Board. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next meeting of the shareholders and until his successor is elected and qualified, or until he
sooner dies, resigns, is removed, or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

         In addition, the Trustees may appoint a Dividend Committee of not less than three persons, which shall be comprised of at least one Trustee of the Trust.

         No special compensation shall be payable to members of the Dividend Committee. Each member of the Dividend Committee will hold office until the successors are elected and qualified or until the member dies, resigns, is removed, becomes disqualified or until the Committee is abolished by the Trustees.

         3.2 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first
regular meeting following any such determination shall be given to absent
 Trustees.

         3.3 Special Meetings. Special meeting of the Trustees may be held at any time at any place designated in the call of the meeting, when called by the board chair, the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant
secretary or by the board chair, the officer or one of the Trustees calling the meeting.

         3.4 Notice. It shall be sufficient notice to a Trustee to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual
or last known business or residence address or to give notice to him or her in person or by telephone at least
twenty-four hours before the meeting.  Notice of a meeting need not be given to any Trustee if a written waiver
of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         3.5 Quorum. At any meeting of the Trustees one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two.
 Any meeting may be adjourned from
time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the
meeting may be held as adjourned without further notice.





                                   Article 4.
                                  Officers and Agents

4.1 Enumeration; Qualification. The officers of the Trust shall be a president, a treasurer and a secretary who shall be elected by the Trustees. In addition, there shall be an Independent Chief Compliance Officer, who shall be elected or appointed by a majority of the Trustees, including a majority of the Trustees who are not
interested persons of the Trust as defined under the Investment Company Act of 1940 (the 1940 Act) (the
Independent Trustees), and otherwise in accordance with rule 38a-1 (or any successor rule) thereunder, as such rule may be amended from time to time (Rule 38a-1). The Trustees from time to time may in their discretion elect
or appoint such other officers, if any, as the business of the Trust may require pursuant to section 4.3 of these By-Laws. The Trust may also have such agents, if any, as the Trustees from time to time may in their
discretion appoint.  Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a
 Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate, including without limitation the power
to make purchases and sales of portfolio securities of the Trust pursuant to recommendations of the Trusts
investment adviser in accordance with the policies and objectives of the
 Trust set forth in its prospectus and
with such general or specific instructions as the Trustees may from time to time have issued. The Independent
Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust in accordance with Rule 38a-1, and shall perform such other duties and have such other
responsibilities as from time to time may be assigned to him by the Trustees. The Independent Chief Compliance
Officer shall report directly to the Trustees or a Committee of the Trustees in carrying out his functions.

4.3 Election. The president, the treasurer and the secretary shall be elected annually by the Trustees at their first meeting following the annual meeting of the shareholders. The Independent Chief Compliance Officer shall be elected pursuant to Section 4.1 of these By-Laws. Other elected officers, if any, may be elected or
appointed by the Trustees at said meeting or at any other time. Assistant officers may be appointed by the elected officers.

4.4 Tenure. The president, the treasurer, the secretary and the Independent Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified, provided that any removal of the Independent Chief Compliance
Officer shall also require the vote or consent of a majority of the Independent Trustees and otherwise be in accordance with the provisions of Rule 38a-1. Each other officer shall hold office at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees.

4.5 President and Vice Presidents. The president shall be the chief executive officer of the Trust. The president shall preside at all meetings of the shareholders at which he or she is present, except as otherwise voted by the Trustees. Any vice president shall have such duties and powers as shall be designated from time to
time by the Trustees.

4.6 Treasurer, Controller and Chief Accounting Officer. The treasurer shall be the chief financial officer of the Trust and, subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such duties and powers as shall be designated from time to time by the Trustees or by the
president. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

         The controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

         The chief accounting officer of the Trust shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the
 Trustees or the President.

4.7 Secretary and Assistant Secretaries. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be
none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the
aforesaid books.

         4.9 Board Chair. The Trustees shall annually elect one of their number to serve as their chair. The board chair shall hold such position until his or her successor is chosen and qualified, or until he or she
sooner dies, resigns, is removed or becomes disqualified.  The board chair shall hold such position at the
pleasure of the Trustees. The board chair shall preside at all meetings of the Trustees at which he or she is present and shall perform any other duties and responsibilities prescribed from time to time by the Trustees.  In
the absence of the board chair, or in the event that such position is vacant, the Trustees present at any meeting
shall designate one of their number to preside at such meeting. The board chair shall not be considered an officer of the Trust.



                             Article 5.
                        Resignations and Removals

         Any Trustee, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the president, the treasurer or the secretary or to a meeting of the Trustees.  The
Trustees may remove any officer elected by them with or without cause by the vote or consent of a majority of the
Trustees then in office provided that any removal of the Independent Chief Compliance Officer shall also require the vote or consent of a majority of the Independent Trustees and otherwise be in accordance with Rule 38a-1.
Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation
for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                          Article 6.
                                        Vacancies

         A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.  A vacancy
in the office of the Independent Chief Compliance Officer shall be filled in accordance with Section 4.1 of these By-Laws.

                                    Article 7.
                               Shares of Beneficial Interest

         7.1 Share Certificates. Except as provided in Section 12.1, in lieu of issuing certificates for shares, the Trustees or the transfer agent shall keep accounts upon the books of the Trust for the record holders of such shares.

         7.2 Discontinuance of Issuance of Certificates. Except as provided in Section 12.1, the Trustees have discontinued the issuance of share certificates and may, by written notice to each shareholder, require the
surrender of share certificates of the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                       Article 8.
                  Record Date and Closing Transfer Books

         The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholder of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such
purposes close the transfer books for all or any part of such period.

                             Article 9.
                                     Seal

         The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word Massachusetts together with the name of the Trust and the year of its organization, cut or engraved
thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its
absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on
behalf of the Trust.

                                                     Article 10.
                                                Execution of Papers

         Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made,
accepted or endorsed by the Trust shall be signed, and all transfers of securities standing in the name of the
Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.



                                                    Article 11.
                                                    Fiscal Year

         Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on November 30.

                                                     Article 12.
                                            Shares of Beneficial Interest

         The Trust has an unlimited number of common shares, without par value, which may be issued from time to time by the Trustees of the Trust. The Trust also has a class of 3,600 preferred shares, without par value, which may be issued by the Trustees from time to time in one or more series and with such designations,
preferences and other rights, qualifications, limitations and restrictions as are determined by the Board of Trustees or a duly authorized committee thereof and set forth in this
Article 12.

12.1 Statement Creating One Series of Municipal Auction Rate Cumulative Preferred Shares.

         There is one series of Municipal Auction Rate Cumulative
Preferred Shares.


                                                      PART I
                                                    DESIGNATION

         SERIES F: A series of 3,600 preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby
designated Municipal Auction Rate Cumulative Preferred Shares, SeriesF and is referred to below as Series F
Municipal Preferred. Each share of SeriesF Municipal Preferred shall be issued on datelstransMonth7Day20Year1999July 20, 1999; have an Applicable Rate for its
 Initial Rate Period equal to 3.30%
per annum; have an initial Dividend Payment Date of Monday, datelstransMonth7Day26Year1999July 26, 1999; and have such other preferences, limitations and relative voting and other rights, in addition to those required by applicable law or set forth in the Trusts Declaration of Trust, as are set forth in PartI and PartII of this
Section12.1. Series F Municipal Preferred shall constitute a separate series of Municipal Preferred of the Trust. The Board of Trustees of the Trust may, in their discretion, increase the number of shares of Municipal
Preferred authorized under these By-laws to authorize the issuance of another series of Municipal Preferred so long as such issuance is permitted by paragraph 5 of this PartI of this
 Section12.1.

1. Definitions. Unless the context or use indicates another or different meaning or intent, in Part I and
Part II of this Section12.1 the following terms have the following meanings, whether used in the singular or plural:

         AA Composite Commercial Paper Rate, on any date for any Rate Period of shares of a series of Municipal
Preferred, shall mean (i) (A) in the case of any Minimum Rate Period or any
 Special Rate Period of fewer than 49
Rate Period Days, the interest equivalent of the 30-day rate; provided, however, that if such Rate Period is a Minimum Rate Period and the AA Composite Commercial Paper Rate is being used to determine the Applicable Rate for shares of such series when all of the Outstanding shares of such series are subject to Submitted Hold Orders,
then the interest equivalent of the seven-day rate, and (B) in the case of any Special Rate Period of (1) 49 or
more but fewer than 70 Rate Period Days, the interest equivalent of the
 60-day rate; (2) 70 or more but fewer
than 85 Rate Period Days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates; (3)
85 or more but fewer than 99 Rate Period Days, the interest equivalent of the 90-day rate; (4) 99 or more but
fewer than 120 Rate Period Days, the arithmetic average of the interest equivalent of the 90-day and 120-day
rates; (5) 120 or more but fewer than 141 Rate Period Days, the interest equivalent of the 120-day rate; (6) 141 or more but fewer than 162 Rate Period Days, the arithmetic average of the
 120-day and 180-day rates; and (7) 162
or more but fewer than 183 Rate Period Days, the interest equivalent of the
 180-day rate, in each case on
commercial paper placed on behalf of issuers whose corporate bonds are rate
 AA by S&P or the equivalent of such
rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve
Bank of New York for the Business Day next preceding such date; or (ii) in the event that the Federal Reserve
Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to
determine the AA Composite Commercial Paper Rate, the AA Composite Commercial
 Paper Rate shall be determined on
the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper
Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Trust does not select any such Substitute Commercial Paper Dealer or Substitute
Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the interest equivalent of a rate stated on a discount basis (a discount rate) for commercial
paper of a given days maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth
(.001) of 1% of (A) the discount rate divided by (B) the difference between
(x) 1.00 and (y) a fraction the
numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

         Accountants Confirmation shall have the meaning specified in paragraph 7(c) of this Part I of Section12.1.

         Affiliate shall mean, for purposes of the definition of Outstanding, any Person known to the Auction
Agent to be controlled by, in control of or under common control with the Trust; provided, however, that no
Broker-Dealer controlled by, in control of or under common control with the Trust shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such
corporation, one of the trustees, directors or executive officers of which is a trustee of the Trust be deemed to be an Affiliate solely because such trustee, director or executive officer is also a trustee of the Trust.

         Agent Member shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

         Anticipation Notes shall mean Tax Anticipation Notes (TANs), Revenue Anticipation Notes (RANs), Tax and
Revenue Anticipation Notes (TRANs), Grant Anticipation Notes (GANs)
 that are rated by S&P and Bond Anticipation
Notes (BANs).

         Applicable Rate shall have the meaning specified in paragraph 2(e)(i) of this Part I of this Section12.1.

         Auction shall mean each periodic implementation of the Auction Procedures.

         Auction Agency Agreement shall mean the agreement between the Trust and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for shares of a series of Municipal Preferred so long as the Applicable Rate for shares of such series is to be based on the results of an Auction.

         Auction Agent shall mean the entity appointed as such by a resolution of the Board of Trustees in accordance with paragraph 6 of Part II of this Section12.1.

         Auction Date, with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

         Auction Procedures shall mean the procedures for conducting Auctions set forth in Part II of this
Section12.1.

         Available Municipal Preferred shall have the meaning specified in paragraph 3(a) of PartII of this
Section12.1.

         Benchmark Rate shall have the meaning specified in paragraph 3(c) of PartII of this Section12.1.

         Beneficial Owner with respect to shares of a series of Municipal Preferred, means a customer of a
Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of such series.

         Bid and Bids shall have the respective meanings specified in paragraph 1(a) of PartII of this Section12.1.

         Bidder and Bidders shall have the respective meanings specified in paragraph 1(a) of Part II of this Section12.1; provided, however, that neither the Trust nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Trust may be a Bidder in an
Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

         Board of Trustees shall mean the Board of Trustees of the Trust or any duly authorized committee thereof.

         Broker-Dealer shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of this Section12.1, that is a member of, or a participant
in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

         Broker-Dealer Agreement shall mean an agreement among the Trust, the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of this Section12.1.

         Business Day shall mean a day on which the New York Stock Exchange is open for trading, and which is neither a Saturday, Sunday nor any other day on which banks in The City of
 New York, New York are authorized by
law to close.

         By-laws means these Amended and Restated By-laws of the Trust.

         Code means the Internal Revenue Code of 1986, as amended from time to time.

         Commercial Paper Dealers means Lehman Commercial Paper Incorporated, Goldman, Sachs & Co. and Merrill
Lynch, Pierce, Fenner & Smith and such other commercial paper dealer or dealers as the Trust may from time to
time appoint, or, in lieu of any thereof, their respective affiliates or successors.

         Common Shares means the common shares of beneficial interest, without par value, of the Trust.

         Cure Date shall have the meaning specified in of paragraph 11(b) of this Part I of this Section12.1.

         Date of Original Issue with respect to shares of a series of Municipal Preferred, shall mean the date on which the Trust originally issued such shares.

         Declaration shall mean the Agreement and Declaration of Trust dated datelstransMonth1Day22Year1987January 22, 1987 of the Trust, as amended by
 Amendment No. 1 dated
datelstransMonth8Day4Year1989August 4, 1989 to the Agreement and Declaration
 of Trust of the Trust, both on file
with the Secretary of State of The Commonwealth of Massachusetts and as
 hereafter restated or amended from time
to time.

         Deposit Securities shall mean cash and Municipal Obligations rated at least A-1+ or SP-1+ by S&P, except that, for purposes of subparagraph (a)(v) of paragraph 11 of Part I of this Section12.1, such Municipal
Obligations shall be considered Deposit Securities only if they are also rated P-1, stocktickerMIG-1 or VMIG-1 by Moodys.

         Discounted Value, as of any Valuation Date, shall mean, (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount
 Factor and (ii) (a) with respect to a
Moodys Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the applicable Moodys Discount Factor, or (b) with respect to a Moodys Eligible Asset that is currently callable as of such
 Valuation Date at the option of the
issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the applicable Moodys Discount Factor.

         Dividend Payment Date, with respect to shares of a series of Municipal Preferred, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph 2(d) of Part I of this Section12.1.

         Dividend Period, with respect to shares of a series of Municipal Preferred, shall mean the period from and including the Date of Original Issue of shares of such series to but excluding the initial Dividend Payment
Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series.

         Escrowed Bonds means Municipal Obligations that (i) have been determined to be legally defeased in accordance with S&Ps legal defeasance criteria, (ii) have been determined to be economically defeased in
accordance with S&Ps economic defeasance criteria and assigned a rating of stocktickerAAA by S&P, (iii) are not rated by S&P but have been determined to be legally defeased by Moodys, or (iv) have been determined to be
economically defeased by Moodys and assigned a rating no lower than the rating that is Moodys equivalent of S&Ps stocktickerAAA rating.

         Existing Holder, with respect to shares of a series of Municipal Preferred, shall mean a Broker-Dealer
(or any such other Person as may be permitted by the Trust) that is listed on the records of the Auction Agent as a holder of shares of such series.



         Failure to Deposit, with respect to shares of a series of Municipal Preferred, shall mean a failure by the Trust to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment
Date in The City of New York, New York, the full amount of any dividend
 (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any
redemption date in funds available on such redemption date for shares of such series in The City of New York, New
York, the Redemption Price to be paid on such redemption date for any shares of such series after notice of redemption is mailed pursuant to paragraph 11(c) of Part I of this Section 12.1; provided, however, that the foregoing clause (B) shall not apply to the Trusts failure to pay the Redemption Price in respect of shares of Municipal Preferred when the related Notice of Redemption provides that redemption of such shares is subject to
one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or
times and in the manner specified in such Notice of Redemption.

         Federal Tax Rate Increase shall have the meaning specified in the definition of Moodys Volatility Factor.

         Gross-up Payment in respect of any dividend means payment to a Holder of shares of a series of Municipal
Preferred of an amount which, giving effect to the Taxable Allocations made with respect to such dividend, would
cause such Holders after-tax returns (taking into account both the Taxable
 Allocations and the Gross-up Payment)
to be equal to the after-tax return the Holder would have received if no such Taxable Allocations had occurred.
Such Gross-up Payment shall be calculated:  (i) without consideration being given to the time value of money;
(ii) assuming that no Holder of shares of Municipal Preferred is subject to the Federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Holder of shares of Municipal
Preferred is taxable at the maximum marginal regular Federal individual income tax rate applicable to ordinary income or net capital gain, as applicable, or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, whichever is greater, in effect at the time
such Gross-up Payment is made.

         Holder, with respect to shares of a series of Municipal Preferred, shall mean the Registered Holder of such shares as the same appears on the record books of the Trust.

         Hold Order and Hold Orders shall have the respective meanings specified in paragraph1(a) of Part II of this Section12.1.

         Independent Accountant shall mean a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the
Securities Act of 1933, as amended from time to time.

         Initial Margin means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

         Initial Rate Period, with respect to shares of a series of Municipal Preferred, shall mean the period from and including the Date of Original Issue for such series to but excluding the initial Dividend Payment Date for such series.

         Interest Equivalent shall mean a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

         Inverse Floater shall mean trust certificates or other instruments evidencing interests in one or more municipal securities that qualify as S&P Eligible Assets (and satisfy the issuer and size requirements of the definition of S&P Eligible Assets) the interest rates on which are adjusted at short-term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar
amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not
exceed one to one at their time or original issuance unless the floating rate instrument has only one reset
remaining until maturity.

         Kenny Index shall have the meaning set forth under the definition of Taxable Equivalent of the
Short-Term Municipal Bond Rate.

         Late Charge shall have the meaning specified in paragraph 2(e)(i)(B) of Part I of this Section12.1.

         Liquidation Preference, with respect to a given number of shares of Municipal Preferred, means $25,000 times that number.

         Market Value of any asset of the Trust means the market value thereof determined by the pricing service designated from time to time by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The pricing service will use current industry standards to value portfolio securities.  The
pricing service may employ electronic data processing techniques or a matrix system, or both, to determine
valuations.  Securities for which quotations are not readily available shall be valued at fair value as
determined by the pricing service using methods which include consideration of:  yields or prices of municipal
bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers;
and general market conditions.  In the event the pricing service is unable to value a security, the security
shall be valued at the lower of two dealer bids obtained by the Trust from dealers who are nationally recognized
members of the National Association of Securities Dealers, Inc. who are independent of the investment advisor to the Trust and make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which
they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Trustees.

         Maximum Potential Gross-up Payment Liability, as of any Valuation Date, shall mean the aggregate amount of Gross-up Payments that would be due if the Trust were to make Taxable Allocations, with respect to any taxable year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Trust, as of the end of the calendar month immediately preceding such Valuation
Date, and assuming such Gross-up Payments are fully taxable.

         Maximum Rate, for shares of a series of Municipal Preferred on any Auction Date for shares of such series, shall mean:

                  (i) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to paragraph 4 of Part I of this Section12.1, the product of (A) the Reference Rate on such Auction Date for the next Rate
         Period of shares of such series and (B) the Rate Multiple on such Auction Date, unless shares of such series have or had a Special Rate Period (other than a Special Rate Period of 28 Rate Period Days or fewer) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate
         Period of shares of such series after such Special Rate Period, in which case the higher of:

                           (A)  the dividend rate on shares of such series
for the then-ending Rate Period; and

                           (B)  the product of (1) the higher of (x) the
Reference Rate on such Auction Date for
                  a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such
                  Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was more than 364 Rate Period Days, and (y) the
                  Reference Rate on such Auction Date for a Rate Period equal in length to such Special Rate
                  Period of shares of such series, if such Special Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to such
                  Special Rate Period, if such Special Rate Period was more than 364 Rate Period Days and (2) the
                  Rate Multiple on such Auction Date; or

                  (ii) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to paragraph 4 of Part I of this Section12.1, the product of (A) the highest of (1) the Reference Rate on such Auction Date for a
         Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending
         Rate Period was 364 Rate Period Dates or fewer, or the Treasury
Note Rate on such Auction Date for a
         Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending
         Rate Period was more than 364 Rate Period Days, (2) the Reference Rate on such Auction Date for the
         Special Rate Period for which the Auction is being held if such Special Rate Period is 364 Rate Period
         Days or fewer or the Treasury Note Rate on such Auction Date for the Special Rate Period for which the
         Auction is being held if such Special Rate Period is more than 364 Rate Period Days, and (3) the
         Reference Rate on such Auction Date for Minimum Rate Periods and
(B) the Rate Multiple on such Auction
         Date.

         Minimum Rate Period shall mean any Rate Period consisting of 7 Rate Period Days.

         Moodys shall mean Moodys Investors Service, Inc., a
StateplaceDelaware corporation, and its successors.

         Moodys Discount Factor shall mean, for purposes of determining the Discounted Value of any Moodys
Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure
Period set forth opposite such rating that is the same length as or is longer than the Moodys Exposure Period, in accordance with the table set forth below:

                       Rating Category

----------------------- -------- -------- -------- --------- ----------
-------------- ------------ ----------------


Exposure Period         Aaa*     Aa*      A*       Baa*      Other**
 (V)stocktickerMSP-1+****    Unrated*****
----------------------- -------- -------- -------- --------- ----------
-------------- ------------ ----------------
----------------------- -------- -------- -------- --------- ----------
-------------- ------------ ----------------

----------------------- -------- -------- -------- --------- ----------
-------------- ------------ ----------------
----------------------- -------- -------- -------- --------- ----------
-------------- ------------ ----------------

----------------------- -------- -------- -------- --------- ----------
-------------- ------------ ----------------
----------------------- -------- -------- -------- --------- ----------
 -------------- ------------ ----------------

----------------------- -------- -------- -------- --------- ----------
 -------------- ------------ ----------------
 *        Moodys rating.
**       Municipal Obligations not rated by Moodys but rated BBB by S&P.
*** Municipal Obligations rated stocktickerMIG-1 or VMIG-1, which do not mature or have a demand
        feature at par exercisable in 30 days and which do not have a long-term rating.
**** Municipal Obligations not rated by Moodys but rated SP-1+ by S&P, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.
*****    Municipal Obligations rated less than Baa3 by Moodys or less than
BBB by S&P or not rated by
        Moodys or S&P.

         Notwithstanding the foregoing, (i) the Moodys Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least stocktickerMIG-1, VMIG-1 or P-1 by Moodys and mature or have a demand feature at par exercisable in 30 days or less or
 125% so long as such Municipal
Obligations are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable in 30 days or less and (ii) no Moodys Discount Factor will be applied to cash or to Receivables for Municipal
Obligations Sold or futures, options and similar instruments (to the extent such securities are Moodys Eligible
Assets); provided, however, that for purposes of determining the Moodys Discount Factor applicable to a Municipal
Obligation, any Municipal Obligation (excluding any short-term Municipal
 Obligation) not rated by Moodys but
rated by S&P shall be deemed to have a Moodys rating which is one full rating category lower than its S&P rating.

         Moodys Eligible Asset shall mean cash, Receivables for Municipal Obligations Sold, futures, options and similar instruments (other than Inverse Floaters and index warrants) or a
 Municipal Obligation that (i) pays
interest in cash, (ii) does not have its Moodys rating, if applicable, suspended by Moodys, (iii) is part of an issue of Municipal Obligations of at least $10,000,000, and (iv) is not subject to a covered call or a covered put option written by the Trust. Municipal Obligations issued by any one issuer and not rated by Moodys or rated lower than Baa3 by Moodys and not rated by S&P or rated lower than BBB by S&P (Unrated Moodys Municipal
Obligations) may comprise no more than 4% of total Moodys Eligible Assets; such Unrated Moodys Municipal
Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated BBB by S&P may comprise no more than 4% of total Moodys Eligible Assets; such BBB-rated
 Municipal Obligations and Unrated Moodys
Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Baa by Moodys or A by S&P may comprise no more than 6% of total Moodys Eligible
 Assets; such BBB, Baa and A-rated
Municipal Obligations and Unrated Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated A by Moodys or AA by S&P, may comprise no more than 10% of total Moodys
Eligible Assets; and such BBB, Baa, A and AA-rated Municipal Obligations and Unrated Moodys Municipal
Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Aa by Moodys or stocktickerAAA by S&P, may comprise no more than 20% of total Moodys
Eligible Assets.  For purposes of the
foregoing sentence, any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a
third party shall be deemed to be issued by such third party if the issuance of such third-party credit is the sole determinant of the rating on such Municipal Obligations. Municipal Obligations issued by issuers located within a single state or territory and not rated by Moodys or rated lower than Baa3 by Moodys and not rated by
S&P or rated lower than BBB by S&P may comprise no more than 12% of total
 Moodys Eligible Assets; such Unrated
Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within
the same state or territory and rated BBB by S&P may comprise no more than 12%
 of total Moodys Eligible Assets;
such BBB-rated Municipal Obligations and Unrated Moodys Municipal Obligations,
 if any, together with any
Municipal Obligations issued by issuers located within the same state or territory and rated Baa by Moodys or A by S&P, may comprise no more than 20% of total Moodys Eligible Assets; such BBB, Baa and A-rated Municipal
Obligations and Unrated Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated A by Moodys or AA by S&P, may comprise no more than 40% of total Moodys Eligible Assets; and such BBB, Baa, A and AA-rated Municipal Obligations and Unrated Moodys
Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated Aa by Moodys or stocktickerAAA by S&P, may comprise no more than 60% of total Moodys
Eligible Assets. Municipal Obligations which are not rated by Moodys or S&P may comprise no more than 40% of the aggregate Market Value of Moodys Eligible Assets; provided, however, that if the Market Value of such Municipal
Obligations exceeds 40% of the aggregate Market Value of Moodys Eligible
 Assets, a portion of such Municipal
Obligations (selected by the Trust) shall not be considered Moodys Eligible Assets, so that the Market Value of such Municipal Obligations (excluding such portion) does not exceed 40% of the aggregate Market Value of Moodys
Eligible Assets; provided, however, that no such unrated Municipal Obligation shall be considered a Moodys
Eligible Asset if such Municipal Obligation shall be in default, which term shall mean for purposes of this definition, either (a) the nonpayment by the issuer of interest or principal when due or (b) the notification of
the Trust by the trustee under the underlying indenture or other governing instrument for such Municipal
Obligation that the issuer will fail to pay when due principal or interest on such Municipal Obligation. For purposes of applying the foregoing requirements, a Municipal Obligation shall be deemed to be rated BBB by S&P if rated BBB-, BBB or BBB+ by S&P, Moodys Eligible Assets shall be calculated without including cash, and Municipal
Obligations rated stocktickerMIG-1, VMIG-1 or P-1 or, if not rated by Moodys, rated A-1+/Aa or SP-1+/AA by S&P, shall be considered to have a long-term rating of A. When the Trust sells a
 Municipal Obligation and agrees to
repurchase such Municipal Obligation at a future day, such Municipal
 Obligation shall be valued at its Discounted
Value for purposes of determining Moodys Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Municipal Preferred Basic
Maintenance Amount.  When the Trust purchases a Moodys Eligible Asset and agrees to sell it at a future date,
such Eligible Asset shall be valued at the amount of cash to be received by the Trust upon such future date,
provided that the counterparty to the transaction has a long-term debt rating of at least A2 and a short-term
debt rating of at least P1 from Moodys and the transaction has a term of no more than 30 days; otherwise such
Eligible Asset shall be valued at the Discounted Value of such Eligible Asset.
  For purposes of determining the
aggregate Discounted Value of Moodys Eligible Assets, such aggregate amount shall be reduced with respect to any futures contracts as set forth in paragraph 10(a) of this Part I.

         Notwithstanding the foregoing, an asset will not be considered a Moodys Eligible Asset to the extent it is (i) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind
(collectively, Liens), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Moodys has indicated to the Trust will not affect the status of such asset as a Moodys Eligible Asset,
(b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by Massachusetts Financial Services
Company, Inc., The Chase Manhattan Bank or the Auction Agent and (d) Liens
 by virtue of any repurchase agreement
or futures contract; or (ii) deposited irrevocably for the payment of any liabilities for purposes of determine the Municipal Preferred Basic Maintenance Amount.

         Moodys Exposure Period shall mean the period commencing on a given Valuation Date and ending 49 days thereafter.

         Moodys Volatility Factor shall mean, as of any Valuation Date, (i) in the case of any Minimum Rate
Period, any Special Rate period of 28 Rate Period Days or fewer, or any Special Rate Period of 57 Rate Period
Days or more, a multiplicative factor equal to 275%, except as otherwise provided in the last sentence of this
definition; (ii) in the case of any Special Rate Period of more than 28 but fewer than 36 Rate Period Days, a multiplicative factor equal to 203%; (iii) in the case of any Special Rate Period of more than 35 but fewer than 43 Rate Period Days, a multiplicative factor equal to 217%; (iv) in the case of any Special Rate Period of more than 42 but fewer than 50 Rate Period Days, a multiplicative factor equal to 226%; and (v) in the case of any Special Rate Period of more than 49 but fewer than 57 Rate Period Days, a multiplicative factor equal to 235%.
If, as a result of the enactment of changes to the Code, the greater of the maximum marginal Federal individual income tax rate applicable to ordinary income and the maximum marginal Federal corporate income tax rate applicable to ordinary income will increase, such increase being rounded up to the next five percentage points
(the Federal Tax Rate Increase), until the effective date of such increase, the Moodys Volatility Factor in the case of any Rate Period described in (i) above in this definition instead shall be determined by reference to the following table:

       -------------------------- --------------------------
                              Federal                  Volatility
                          Tax Rate Increase               Factor

                                 5%                        295%
                               10%                       317%
                                 15%                       341%
                                   20%                       369%
                               25%                       400%
                              30%                       436%
                                 35%                       477%
                                 40%                       525%


          -------------------------- --------------------------

         Municipal Obligations shall mean Municipal Obligations as defined in the Trusts registration statement on Form N-2 as filed with the Securities and Exchange Commission on July16,
 1999 (the Registration Statement).

         Municipal Preferred shall mean Municipal Auction Rate Cumulative Preferred Shares, without par value, liquidation preference $25,000 per share, of the Trust.

         Municipal Preferred Basic Maintenance Amount, as of any Valuation Date, shall mean the dollar amount equal to the sum of (i) (A) the product of the number of shares of Municipal Preferred outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of Preferred Shares
outstanding on such date multiplied by the liquidation preference of such shares),  plus any redemption premium
applicable to shares of Municipal Preferred (or other Preferred Shares) then subject to redemption; (B) the
aggregate amount of dividends that will have accumulated at the respective
 Applicable Rates (whether or not
earned or declared) to (but not including) the first respective Dividend Payment Dates for shares of Municipal
Preferred outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding Preferred Shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date);
(C)the aggregate amount of dividends that would accumulate on shares of each series of Municipal Preferred outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation
Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Rate Period commencing on such Dividend Payment Date) for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Trust shall have delivered a Notice of Special Rate Period to the Auction Agent
 pursuant to paragraph 4(d)(i) of this
Part I with respect to shares of such series, such Maximum Rate shall be the higher of (a) the Maximum Rate for the Special Rate Period of shares of such series to commence on such
 Dividend Payment Date and (b) the Maximum
Rate for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, multiplied by the Volatility Factor applicable to a Minimum Rate Period, or, in the event the Trust shall have delivered a
Notice of Special Rate Period to the Auction Agent pursuant to paragraph 4(d)(i) of this Part I with respect to shares of such series designating a Special Rate Period consisting of 49
Rate Period Days or more, the Volatility
Factor applicable to a Special Rate Period of that length (plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other Preferred
 Shares outstanding from such respective
dividend payment dates through 49th day after such Valuation Date, as established by or pursuant to the
respective statements establishing and fixing the rights and preferences of such other Preferred Shares) (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of Preferred Shares other than Municipal Preferred, a failure similar to a Failure to Deposit)
 has occurred that has not been cured,
the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the
shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment
Date will remain in effect (or, in the case of the Preferred Shares other than Municipal Preferred, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other
rate or rates, as the case may be) in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trusts Maximum Potential Gross-up
Payment Liability in respect of shares of Municipal Preferred (and similar amounts payable in respect of other
Preferred Shares pursuant to provisions similar to those contained in paragraph 3 of Part I of this Section12.1) as of such Valuation Date; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i) (A) through (i)(E) (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less
(ii) the value (i.e., for purposes of current Moodys guidelines, the face value of cash, short-term Municipal
Obligations rated stocktickerMIG-1, VMIG-1 or P-1, and short-term securities that are the direct obligation of
the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of
(i) (A) through (i)(F) become payable, otherwise the Moodys Discounted Value or for purposes of current S&P guides, the face value of cash, short-term municipal securities rated A-1+
 or SP-1+ and mature or have a demand
feature exercisable in 30 days or less, and short-term securities that are the direct obligation of the U.S.
government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(F) become payable, otherwise S&Ps Discounted Value) of any of the Trusts assets irrevocably deposited by the Trust for the payment of any of (i) (A) through (i)(F).

         Municipal Preferred Basic Maintenance Cure Date, with respect to the failure by the Trust to satisfy the
Municipal Preferred Basic Maintenance Amount (as required by paragraph7(a)
 of Part I of this Section12.1) as a
given Valuation Date, shall mean the second Business Day following such Valuation Date.

         Municipal Preferred Basic Maintenance Report shall mean a report signed by the President, Treasurer,
Controller, Secretary or any Senior Vice President or Vice President of the
 Trust which sets forth, as of the
related Valuation Date, the assets of the Trust, the Market Value and the
 Discounted Value thereof (seriatim and
in aggregate), and the Municipal Preferred Basic Maintenance Amount.

         1940 Act shall mean the Investment Company Act of 1940, as amended from time to time.

         1940 Act Cure Date, with respect to the failure by the Trust to maintain the 1940 Act Municipal
Preferred Asset Coverage (as required by paragraph 7 of this Part I of Section12.1) as of the last Business Day of each month, shall mean the last Business Day of the following month.

         1940 Act Municipal Preferred Asset Coverage shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including all outstanding shares of Municipal Preferred (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

         Notice of Redemption shall mean any notice with respect to the redemption of shares of Municipal
Preferred pursuant to paragraph11(c) of this PartI of Section12.1.

         Notice of Special Rate Period shall mean any notice with respect to a Special Rate Period of shares of
Municipal Preferred pursuant to paragraph4(d)(i) of this Part I of Section12.1.

         Order and Orders shall have the respective meanings specified in paragraph 1(a) of Part II of this Section12.1.

         Outstanding shall mean, as of any Auction Date with respect to shares of any series of Municipal
Preferred, the number of shares of such series theretofore issued by the Trust except, without duplication, (i) any shares of such series theretofore canceled or delivered to the Auction
 Agent for cancellation or redeemed by
the Trust, (ii) any shares of such series as to which the Trust or any Affiliate thereof shall be an Existing
Holder and (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

         Persons shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         Potential Beneficial Owner, with respect to shares of a series of Municipal Preferred, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series.

         Potential Holder, with respect to shares of a series of Municipal Preferred, shall mean a Broker-Dealer
(or any such other person as may be permitted by the Trust) that is not an
 Existing Holder of shares of such
series or that is an Existing Holder of shares of such series that wishes to become the Existing Holder of
additional shares of such series.

         Preferred Shares shall mean the preferred shares, without par value, of the Trust, and includes the shares of Municipal Preferred.





         Rate Multiple, for shares of a series of Municipal Preferred on any Auction Date for shares of such series, shall mean the percentage, determined as set forth below, based on the prevailing rating of shares of
such series in effect at the close of business on the Business Day next preceding such Auction Date:

         Prevailing Rating                                   Percentage
         aa3/AA- or higher..............................      110%
         a3/A-..........................................      125%
         baa3/BBB-........................................      150%
         ba3/BB-....................................      200%
         Below ba3/BB-...............................      250%

provided, however, that in the event the Trust has notified the Auction Agent of its intent to allocate income taxable for Federal income tax purposes to shares of such series prior to the Auction establishing the Applicable
Rate for shares of such series, the applicable percentage in the foregoing table shall be divided by the quantity
1 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income, whichever is greater.

         For purposes of this definition, the prevailing rating of shares of a series of Municipal Preferred shall be (i) aa3/AA- or higher if such shares have a rating of aa3 or better by Moodys and AA- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies
selected as provided below, (ii) if not aa3/AA- or higher, then a3/A- if such shares have a rating of a3 or
better by Moodys and A- or better by S&P or the equivalent of such ratings by such agencies or a substitute
rating agency or substitute rating agencies selected as provided below, (iii)
 if not aa3/AA- or higher or a3/A-,
then baa3/BBB- if such shares have a rating of baa3 or better by Moodys and BBB- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected
as provided below, (iv) if not aa3/AA- or higher, a3/A- or baa3/BBB-, then ba3/BB- if such shares have a rating of ba3 or better by Moodys and BB- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (v) if not aa3/AA- or higher, a3/A-, baa3/BBB-, or ba3/BB-, then Below ba3/BB-; provided, however, that if such shares are rated by
only one rating agency, the prevailing rating will be determined without reference to the rating of any other rating agency. The Trust shall take all reasonable action necessary to enable either S&P or Moodys to provide a rating for shares of Municipal Preferred. If neither S&P nor Moodys shall make such a rating available, Salomon
Smith Barney, Inc. or its successor shall select at least one nationally recognized statistical rating
organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time) to act as a substitute rating agency in
respect of shares of such series of Municipal Preferred, and the Trust shall take all reasonable action to enable
such rating agency to provide a rating for such shares.

         Rate Period, with respect to shares of a series of Municipal Preferred, shall mean the Initial Rate
Period of shares of such series and any Subsequent Rate Period, including any Special Rate Period, of shares of such series.

         Rate Period Days, for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph2(d)
 of Part I of this Section12.1 or
paragraph4(b) of Part I of this Section12.1.

         Receivables for Municipal Obligations Sold shall mean (A) for purposes of calculating Moodys Eligible
Assets as of any Valuation Date, no more than the aggregate of the following: (i) the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moodys or (y) with counterparties having a Moodys long-term debt rating of at least Baa3;
 and (ii) the Moodys Discounted Value
of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such
receivables are due within five business days of such Valuation Date but do not comply with either of the
conditions specified in (i) above, and (B) for purposes of calculating S&P Eligible Assets as of any Valuation
Date, the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such
receivables are due within five business days of such Valuation Date.

         Redemption Price shall mean the applicable redemption price specified in paragraph 11(a) or (b) of Part
I of this Section12.1.

         Reference Rate shall mean (i) the higher of the Taxable Equivalent of the Short-Term Municipal Bond Rate
and the AA Composite Commercial Paper Rate in the case of Minimum Rate Periods and Special Rate Periods of 28
Rate Period Days or fewer; (ii) the AA Composite Commercial Paper Rate in the case of Special Rate Periods of
more than 28 Rate Period Days but fewer than 183 Rate Period Days; and (iii)
 the Treasury Bill Rate in the case
of Special Rate Periods of more than 182 Rate Period Days but fewer than 365
 Rate Period Days.

         Registration Statement has the meaning specified in the definition of Municipal Obligations.

         S&P means Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.



         S&P Discount Factor shall mean, for purposes of determining the Discounted Value of any S&P Eligible
Asset, the percentage determined by reference to the rating on such asset and the shortest S&P Exposure Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

                                 Rating Category
Exposure Period       stocktickerAAA*    AA*    A*      BBB*
Unrated**

45 Business Days....   190%     195%    210%     250%     220%
25 Business Days.....    170      175     190      230      220
10 Business Days....    155      160     175      215      220
  7 Business Days......  150      155     170      210      220
  3 Business Days.....   130      135     150      190      220
______________
*      S&P rating.

**     S&P Eligible Assets not rated by S&P or rated less than BBB by S&P and not rated at least the equivalent
       of an A rating by another nationally recognized credit rating agency.

         Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Obligations will be
115%, so long as such Municipal Obligations are rated A-1+ or SP-1+ by S&P and mature or have a demand feature
exercisable within 30 days or less, 120% if such Municipal Obligations are rated A-1 or SP-1- by S&P and mature
or have a demand feature exercisable within 30 days or less, or 125% if such Municipal Obligations are not rated by S&P but are rated VMIG-1, P-1 or stocktickerMIG-1 by Moodys; provided, however, that any such Moodys-rated short-term Municipal Obligations which have demand features exercisable within 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution with a short-term rating of at least A-1+ from S&P and further provided that such Moodys-rated short-term Municipal Obligations may comprise no more than 50% of short-term Municipal Obligations that qualify as S&P Eligible Assets; (ii) no
S&P Discount Factor will be applied to cash, futures, options, Inverse
 Floaters
 and similar instruments or to
Receivables for Municipal Obligations Sold; and (iii) except as set forth in clause (i) above, in the case of any
Municipal Obligation that is not rated by S&P but qualifies as an S&P
Eligible Asset pursuant to clause (iii) of that definition, such Municipal Obligation will be deemed to have an S&P rating one full rating category lower than the S&P rating category that is the equivalent of the rating category in which such Municipal Obligation is placed by such other nationally recognized credit rating agency. For purposes of the foregoing, Anticipation
Notes rated SP-1+ or, if not rated by S&P, rated stocktickerMIG-1 or VMIG-1 by Moodys, which do not mature or
have a demand feature at par exercisable in 30 days and which do not have a long-term rating, shall be considered
to be short-term Municipal Obligations.

         S&P Eligible Asset shall mean cash (excluding any cash irrevocably deposited by the Trust for the payment of any liabilities within the meaning of Municipal Preferred Basic
 Maintenance Amount), Receivables for
Municipal Obligations Sold, futures, options, Inverse Floaters and similar instruments or a Municipal Obligation owned by the Trust that (i) is interest bearing and pays interest at least semi-annually; (ii) is payable with respect to principal and interest in U.S. Dollars; (iii) is publicly rated BBB or higher by S&P or, except in the case of Anticipation Notes that are Grant Anticipation Notes or Bond Anticipation Notes which must be rated by S&P to be included in S&P Eligible Assets, if not rated by S&P but rated by another nationally recognized credit
rating agency, is rated at least A by such agency; (iv) is not part of a private placement of Municipal
Obligations (except in the case of Inverse Floaters); (v) is part of an issue of Municipal Obligations with an original issue size of at least $20million or, if of an issue with an original issue size below $20million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities
outstanding; and (vi)is not subject to a covered call or covered put option written by the Trust. Solely for purposes of this definition, the term Municipal Obligation means any obligation the interest on which is exempt from regular Federal income taxation and which is issued by any of the fifty United States, the District of Columbia or any of the territories of the United States, their subdivisions, counties, cities, towns, villages, school districts and agencies (including authorities and special districts created by the states), and federally
sponsored agencies such as local housing authorities. Notwithstanding the foregoing limitations:

                  (1) Municipal Obligations (excluding Escrowed Bonds) of any one issuer or guarantor (excluding bond insurers) shall be considered S&P Eligible Assets only to the extent the Market Value of such
         Municipal Obligations does not exceed 10% of the aggregate Market Value of S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such
         Municipal Obligations exceeds 5% of the aggregate Market Value of S&P Eligible Assets, and provided that
         Municipal Obligations (excluding Escrowed Bonds) not rated by S&P or rated less than BBB by S&P and not rated at least A by another nationally recognized credit rating agency of any one issuer or guarantor
         (excluding bond insurers) shall constitute S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 5% of the aggregate Market Value of S&P Eligible Assets;

                  (2) Municipal Obligations not rated at least BBB or not rated by S&P or not rated at least A by another nationally recognized credit rating agency shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 50% of the aggregate Market
         Value of S&P Eligible Assets; provided, however, that if the Market Value of such Municipal Obligations exceeds 50% of the aggregate Market Value of S&P Eligible Assets, a portion of such Municipal
         Obligations (selected by the Trust) shall not be considered S&P Eligible Assets, so that the Market
         Value of such Municipal Obligations (excluding such portion) does not exceed 50% of the aggregate Market
         Value of S&P Eligible Assets;



                  (3) Long-term Municipal Obligations (excluding Escrowed Bonds) issued by issuers in any one state or territory shall be considered S&P Eligible Assets only to the extent that the Market Value of such Municipal Obligations does not exceed 25% of the aggregate Market Value of S&P Eligible Assets; and

                  (4) Municipal Obligations which are not interest bearing or do not pay interest at least semi-annually shall be considered S&P Eligible Assets if rated stocktickerAAA by S&P.

         For purposes of determining the aggregate Discounted Value of S&Ps Eligible Assets, such aggregate amount shall be reduced with respect to any futures contracts as set forth in paragraph 10(a) of this Part I.

         S&P Exposure Period shall mean the period commencing on a given Valuation Date and ending three business days thereafter.

         S&P Volatility Factor shall mean, as of any Valuation Date, a multiplicative factor equal to (i) 305% in the case of any Minimum Rate Period or any Special Rate Period of 28 Rate
 Period Days or fewer; (ii) 268% in the
case of any Special Rate Period of more than 28 Rate Period Days but fewer than 183 Rate Period Days; and (iii)
204% in the case of any Special Rate Period of more than 182 Rate Period
Days.


         Securities Depository shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust which agrees to follow the procedures required to be followed
by such securities depository in connection with shares of Municipal
Preferred.

         Sell Order and Sell Orders shall have the respective meanings specified in paragraph1(a) of Part II of this Section12.1.

         Special Rate Period, with respect to shares of a series of Municipal Preferred, shall have the meaning specified in paragraph4(a) of Part I of this Section12.1.

         Special Redemption Provisions shall have the meaning specified in paragraph11(a)(i) of Part I of this Section12.1.

         Submission Deadline shall mean 1:30 P.M., CityplaceNew York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         Submitted Bid and Submitted Bids shall have the respective meanings specified in paragraph3(a) of Part
II of this Section12.1.
         Submitted Hold Order and Submitted Hold Orders shall have the respective meanings specified in paragraph3(a) of Part II of this Section12.1.

         Submitted Order and Submitted Orders shall have the respective meanings specified in paragraph3(a) of
Part II of this Section12.1.

         Submitted Sell Order and Submitted Sell Orders shall have the respective meanings specified in paragraph3(a) of Part II of this Section12.1.

         Subsequent Rate Period, with respect to shares of a series of Municipal Preferred, shall mean the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend
Payment Date for shares of such series to but excluding the next succeeding
 Dividend Payment Date for shares of
such series; provided, however, that if any Subsequent Rate Period is also a
 Special Rate Period, such term shall
mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last
Dividend Period thereof.

         Substitute Commercial Paper Dealer shall mean CS First Boston or Morgan Stanley & Co. Incorporated or their respective affiliates or successors, if such entity is a commercial paper dealer; provided, however, that
none of such entities shall be a Commercial Paper Dealer.

         Substitute U.S. Government Securities Dealer shall mean CS First Boston and Merrill Lynch, Pierce,
Fenner & Smith Incorporated or their respective affiliates or successors, if such entity is a U.S. Government
securities dealer; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

         Sufficient Clearing Bids shall have the meaning specified in paragraph3(a) of Part II of this Section12.1.

         Taxable Allocation shall have the meaning specified in paragraph3 of Part I of this Section12.1.

         Taxable Equivalent of the Short-Term Municipal Bond Rate, on any date for any Minimum Rate Period or
Special Rate Period of 28 Rate Period Days or fewer, shall mean 90% of the quotient of (A) the per annum rate
expressed on an interest equivalent basis equal to the S&P Kenny 30 day High Grade Index or any successor index
(the Kenny Index) (provided, however, that any such successor index must be approved by Moodys (if Moodys is then rating the shares of Municipal Preferred) and S&P (if S&P is then rating the shares of Municipal Preferred)),
made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M.,
New York City time, on such date by S&P J.J. Kenny Evaluation Services or any successor thereto, based upon
30-day yield evaluations at par of short-term bonds the interest on which is excludable for regular Federal
Income tax purposes under the Code, of high grade component issuers selected by S&P J.J. Kenny Evaluation
Services or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds, but shall exclude any bonds the interest on which constitutes an item of tax preference under Section57(a)(5) of the Code, or successor provisions, for purposes of the alternative minimum tax, divided by (B) 1.00 minus the maximum marginal regular Federal individual income
tax rate applicable to ordinary income or the maximum marginal regular
Federal corporate income tax rate
applicable to ordinary income (in each case expressed as a decimal), whichever is greater; provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by S&P J.J. Kenny
Evaluation Services or any successor, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index
so made available for any preceding Business Day, divided by (B) 1.00 minus the maximum marginal regular Federal
individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal)
, whichever is greater.

         Taxable Income shall have the meaning specified in paragraph3(c) of PartII of this Section12.1.

         Treasury Bill shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

         Treasury Bill Rate, on any date for any Rate Period, shall mean
 (i) the bond equivalent yield,
calculated in accordance with prevailing industry convention, of the rate on the most recently auctioned Treasury
Bill with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on
such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published
in The Wall Street Journal, then the bond equivalent yield, calculated in accordance with prevailing industry
convention, as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Rate Period, as determined by bid
price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent.

         Treasury Note shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of five years or less but more than 364 days.

         Treasury Note Rate, on any date for any Rate Period, shall mean (i) the yield on the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as quoted in The
Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the yield as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of
business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent. If any U.S. Government Securities Dealer does not quote a rate required to determine the
Treasury Bill Rate of the Treasury Note Rate, the Treasury Bill Rate or the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities
Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government Securities Dealers selected by the Trust to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S.
Government Securities Dealers, as the case may be, or, if the Trust does not select any such Substitute U.S.
Government Securities Dealer or Substitute U.S. Government Securities Dealers,
 by the remaining U.S. Government
Securities Dealer or U.S. Government Securities Dealers.

         U.S. Government Securities Dealer shall mean Lehman Government Securities Incorporated, Goldman, Sachs &
Co., Salomon Smith Barney Inc. and Morgan Guaranty Trust Company of StateNew
 York or their respective affiliates
or successors, if such entity is a country-regionplaceU.S. government securities dealer.

         Valuation Date shall mean, for purposes of determining whether the Trust is maintaining the Municipal
Preferred Basic Maintenance Amount, each Business Day.

         Variation Margin means, in connection with an outstanding futures contract owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment)
from time to time as the price of such futures contract fluctuates.

         Volatility Factor shall mean, as of any Valuation Date, the greater of the Moodys Volatility Factor and the S&P Volatility Factor.

         Voting Period shall have the meaning specified in paragraph 5(b) of this Part I of Section12.1.

         Winning Bid Rate shall have the meaning specified in paragraph3(a) of Part II of this Section12.1.

2.       Dividends.

(1) Ranking. The shares of a series of Municipal Preferred shall rank on a parity with each other, with shares of any other series of Municipal Preferred and with shares of any other series of Preferred Shares as to
the payment of dividends by the Trust.


(2) Cumulative Cash Dividends. The Holders of shares of Municipal Preferred of any series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in
accordance with the Declaration, these By-laws and applicable law, cumulative cash dividends at the Applicable
Rate for shares of such series, determined as set forth in subparagraph (e)
 of this paragraph2, and no more
(except to the extent set forth in paragraph3 of this Part I), payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to subparagraph (d) of this paragraph 2.  Holders of shares
of Municipal Preferred shall not be entitled to any dividend, whether payable in cash, property or shares, in
excess of full cumulative dividends, as herein provided, on shares of Municipal
Preferred.  No interest, or sum
of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of
Municipal Preferred which may be in arrears, and, except to the extent set forth in subparagraph (e)(i) of this
paragraph 2, no additional sum of money shall be payable in respect of any such arrearage.

(3) Dividends Cumulative From Date of Original Issue. Dividends on shares of Municipal Preferred of any series shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

(4) Dividend Payment Dates and Adjustments Thereof. The Dividend Payment Dates with respect to shares of a series of Municipal Preferred shall be Monday, datelstransMonth7Day26Year 1999July 26, 1999 and each Monday thereafter with respect to shares of SeriesF Municipal Preferred; provided, however, that

(1) (A) if the Monday on which dividends would otherwise be payable is not a Business Day, then such dividends shall be payable on such shares on the first Business Day that falls after such Monday; and

(2) notwithstanding the foregoing provisions of this paragraph2(d), the Trust in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a series of
         Municipal Preferred consisting of more than 28 Rate Period Days; provided, however, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Trust; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2)
         the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with subparagraph (b) of paragraph 4 of this Part I.





(5)      Dividend Rates and Calculation of Dividends.

(1) Dividend Rates. The dividend rate on shares of Municipal Preferred of any series during the period from and after the Date of Original Issue of shares of such series to and including the last day of the
         Initial Rate Period of shares of such series shall be equal to the rate per annum set forth with respect to shares of such series under Designation in this PartI. For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date next preceding such
         Subsequent Rate Period; provided, however, that if:

                           (A)  an Auction for any such Subsequent Rate
Period is not held for any reason other
                  than as described below, the dividend rate on shares of such series for such Subsequent Rate
                  Period will be the Maximum Rate for shares of such series on the Auction Date therefor;

          (B) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364
    Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than
     364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with subparagraph (f) of this paragraph2 and the Trust shall have paid to the
  Auction Agent a late charge (Late Charge) equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying
(x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance
with subparagraph (f) of this paragraph2 (including the day such Failure to
 Deposit occurs and
excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360,
and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which
 Notice of Redemption has been mailed by the Trust pursuant to paragraph11(c) of this Part I, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance
with subparagraph (f) of this paragraph 2 (including the day such Failure to Deposit occurs and
excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360,
and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed, no Auction will be held in respect of shares of such
series for the Subsequent Rate Period thereof and the dividend rate for shares of such series
for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the
Auction Date for such Subsequent Rate Period;

(C) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364
 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than
364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), and,
prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on
which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in
accordance with subparagraph (f) of this paragraph 2 or the Trust shall not have paid the
applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period
thereof thereafter to and including the Rate Period during which (1) such
 Failure to Deposit is
cured in accordance with subparagraph (f) of this paragraph2 and (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to
apply only in the event Moodys is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business
Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be Below ba3/BB-); or

(D) any Failure to Deposit shall have occurred with respect to shares of such series during a Special Rate Period thereof consisting of more than 364 Rate Period
 Days, or during
any Rate Period thereof succeeding any Special Rate Period consisting of more than 364 Rate
Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to
12:00 Noon, New York City time, on the fourth Business Day preceding the
 Auction Date for the
Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with subparagraph (f) of this paragraph2 or, in the event
 Moodys is then rating
such shares, the Trust shall not have paid the applicable Late Charge to the Auction Agent
(such Late Charge, for purposes of this subparagraph (D), to be calculated by using, as the
  Reference Rate, the Reference Rate applicable to a Rate Period (x) consisting of more than 182
Rate Period Days but fewer than 365 Rate Period Days and (y) commencing on the date on which the Rate Period during which Failure to Deposit occurs commenced), no Auction will be held in respect of shares of such series for such Subsequent Rate Period (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such
 Failure to Deposit is
cured in accordance with subparagraph (f) of this paragraph 2 and (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moodys is rating such shares at the time the Trust cures such Failure
to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business
Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be Below ba3/BB-) (the rate per annum of which dividends are payable on shares of a series
  of Municipal Preferred for any Rate Period thereof being herein referred to as the Applicable
Rate for shares of such series).

(2) Calculation of Dividends. The amount of dividends per share payable on shares of a series of Municipal
 Preferred on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend
Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period consists of 7 Rate Period Days and 360 for all other Dividend Periods, and applying the rate obtained against $25,000.

(6) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a series of Municipal
Preferred shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payments to the Auction Agent) with respect to any Rate
 Period of shares of such series if,
within the respective time periods described in subparagraph (e)(i) of this paragraph2, the Trust shall have
paid to the Auction Agent (A) all accumulated and unpaid dividends on shares of such series and (B) without
duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been
mailed by the Trust pursuant to paragraph11(c) of Part I of this Section12.1 of the By-laws; provided, however, that the foregoing clause (B) shall not apply to the Trusts failure to pay the
 Redemption Price in respect of
shares of Municipal Preferred when the related Redemption Notice provides that redemption of such shares is
subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(7) Dividend Payments by Trust to Auction Agent. The Trust shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on the Business Day next preceding each Dividend Payment Date for shares of a series of Municipal Preferred, an aggregate amount of funds available on the next Business Day in The City of New
York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend
Payment Date.

(8) Auction Agent as Trustee of Dividend Payments by Trust. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such
dividends (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in
subparagraph (i) of this paragraph2.  Any moneys paid to the Auction Agent in accordance with the foregoing but
not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

(9) Dividends Paid to Holders. Each dividend on shares of Municipal Preferred shall be paid on the Dividend
Payment Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Dividend Payment Date.

(10) Dividends Credited Against Earliest Accumulated But Unpaid Dividends. Any dividend payment made on shares of Municipal Preferred shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record
books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(11) Dividends Designated as Exempt-Interest Dividends. Dividends on shares of Municipal Preferred shall be designated as exempt-interest dividends up to the amount of tax-exempt income of the Trust, to the extent permitted by, and for purposes of, Section852 of the Code.

3.       Gross-up Payments.

         Holders of shares of Municipal Preferred shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, these By-laws and
applicable law, dividends in an amount equal to the aggregate Gross-up
 Payments as follows:

(1) Minimum Rate Periods and Special Rate Periods of 28 Rate Period Days or Fewer. If, in the case of any Minimum Rate Period or any Special Rate Period of 28 Rate Period Days or fewer, the Trust allocates any net capital gain or other income taxable for Federal income tax purposes to a dividend paid on shares of Municipal
Preferred without having given advance notice thereof to the Auction Agent as provided in paragraph5 of Part II
of this Sectionof the By-laws (such allocation being referred to herein as a Taxable Allocation) solely by
reason of the fact that such allocation is made retroactively as a result of the redemption of all or a portion of the outstanding shares of Municipal Preferred or the liquidation of the
 Trust, the Trust shall, prior to the
end of the calendar year in which such dividend was paid, provide notice thereof to the Auction Agent and direct
the Trusts dividend disbursing agent to send such notice with a Gross-up
 Payment to each Holder of such shares
that was entitled to such dividend payment during such calendar year at such Holders address as the same appears or last appeared on the record books of the Trust.

(2) Special Rate Periods of More Than 28 Rate Period Days. If, in the case of any Special Rate Period of more than 28 Rate Period Days, the Trust makes a Taxable Allocation to a dividend paid on shares of Municipal
Preferred, the Trust shall, prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Auction Agent and direct the Trusts dividend disbursing agent to send such notice with a Gross-up
Payment to each Holder of shares that was entitled to such dividend payment during such calendar year at such Holders address as the same appears or last appeared on the record books of the Trust.

(3) No Gross-up Payments In the Event of a Reallocation. The Trust shall not be required to make Gross-up
Payments with respect to any net capital gain or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from that allocated by the Trust.

4.       Designation of Special Rate Periods.

(1) Length of and Preconditions for Special Rate Period. The Trust, at its option, may designate any succeeding Subsequent Rate Period of shares of a series of Municipal Preferred as a Special Rate Period consisting of a specified number of Rate Period Days evenly divisible by seven and not more than 1,820, subject to adjustment as provided in subparagraph (b) of this paragraph4. A designation of a Special Rate Period shall be effective only if (A) notice thereof shall have been given in accordance with subparagraphs (c) and (d)(i) of this paragraph 4, (B) an Auction for shares of such series shall have been held on the Auction Date immediately
preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids for shares of such series shall have existed in such Auction, and (C) if any Notice of Redemption shall have been mailed by the Trust pursuant to paragraph11(c) of this Part I with respect to any shares of such series, the Redemption Price
with respect to such shares shall have been deposited with the Auction Agent.
 In the event the Trust wishes to
designate any succeeding Subsequent Rate Period for shares of a series of Municipal Preferred as a Special Rate
Period consisting of more than 28 Rate Period Days, the Trust shall notify
 S&P (if S&P is then rating such
series) and Moodys (if Moodys is then rating such series) in advance of the commencement of such Subsequent Rate
Period that the Trust wishes to designate such Subsequent Rate Period as a
 Special Rate Period and shall provide
S&P (if S&P is then rating such series) and Moodys (if Moodys is then rating such series) with such documents as
either may request.

(2) Adjustment of Length of Special Rate Period. In the event the Trust wishes to designate a Subsequent
Rate Period as a Special Rate Period, but the day following what would otherwise be the last day of such Special
Rate Period is not (a) a Monday that is a Business Day in the case of a series of Municipal Preferred designated as Series F Municipal Preferred in this Part I, then the Trust shall designate such Subsequent Rate Period as a
Special Rate Period consisting of the period commencing on the first day following the end of the immediately preceding Rate Period and ending on the first Sunday that is followed by a Monday that is a Business Day preceding what would otherwise be such last day, in the case of Series F
 Municipal Preferred.

(3) Notice of Proposed Special Rate Period. If the Trust proposes to designate any succeeding Subsequent
Rate Period of shares of a series of Municipal Preferred as a Special Rate Period pursuant to subparagraph (a) of this paragraph4, not less than 20 (or such lesser number of days as may be agreed to from time to time by the Auction Agent) nor more than 30 days prior to the date the Trust proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period),
notice shall be (i) published or caused to be published by the Trust in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news, and (ii) mailed by the Trust
by first-class mail, postage prepaid, to the Holders of shares of such series.
  Each such notice shall state (A)
that the Trust may exercise its option to designate a succeeding Subsequent Rate Period of shares of such series as a Special Rate Period, specifying the first day thereof and (B) that the
 Trust will, by 11:00 A.M., New York
City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent) notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Trust shall specify the Special Rate Period designated, or
(y) its determination not to exercise such option.

(4) Notice of Special Rate Period. No later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a series of Municipal Preferred as
to which notice has been given as set forth in subparagraph (c) of this paragraph4 (or such later time or date, or both, as may be agreed to by the Auction Agent), the Trust shall deliver to the Auction Agent either:


(1) a notice (Notice of Special Rate Period) stating (A) that the Trust has determined to designate the next succeeding Rate Period of shares of such series as a Special Rate Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Rate Period,
         (C) that such Special Rate Period shall not commence if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such
         Auction, (D) the scheduled Dividend Payment Dates for shares of such series during such Special Rate
         Period and (E) the Special Redemption Provisions, if any, applicable to shares of such series in respect of such Special Rate Period; such notice to be accompanied by a Municipal Preferred Basic Maintenance
         Report showing that, as of the third Business Day next preceding such proposed Special Rate Period,
         Moodys Eligible Assets (if Moodys is then rating such series) and S&P Eligible Assets (if S&P is then rating such series) each have an aggregate Discounted Value at least equal to the Municipal Preferred
         Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business
Day as if such Business Day were the
         Auction Date for the proposed Special Rate Period, and (b) the Moodys Discount Factors applicable to
         Moodys Eligible Assets are determined by reference to the first Exposure Period longer than the Exposure
         Period then applicable to the Trust, as described in the definition of Moodys Discount Factor herein); or

(2) a notice stating that the Trust has determined not to exercise its option to designate a Special Rate
         Period of shares of such series and that the next succeeding Rate Period of shares of such series shall be a Minimum Rate Period.

(5) Failure to Deliver Notice of Special Rate Period. If the Trust fails to deliver either of the notices described in subparagraphs (d)(i) or (d)(ii) of this paragraph4 (and, in the case of the notice described in
subparagraph (d)(i) of this paragraph4, a Municipal Preferred Basic
 Maintenance Report to the effect set forth in such subparagraph (if either Moodys or S&P is then rating the series in question)) with respect to any
designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special
Rate Period (or by such later time or
date, or both, as may be agreed to by the Auction Agent), the Trust shall be deemed to have delivered a notice to
the Auction Agent with respect to such Special Rate Period to the effect set forth in subparagraph (d)(ii) of this paragraph4. In the event the Trust delivers to the Auction Agent a notice described in subparagraph (d)(i) of this paragraph4, it shall file a copy of such notice with the Secretary of the Trust, and the contents of
such notice shall be binding on the Trust.  In the event the Trust delivers to the Auction Agent a notice
described in subparagraph (d)(ii) of this paragraph4, the Trust will provide Moodys (if Moodys is then rating the series in question) and S&P (if S&P is then rating the series in question)
 a copy of such notice.

5.       Voting Rights.

(1) One Vote Per Share of Municipal Preferred. Except as otherwise provided in the Declaration, this paragraph5 or as otherwise required by law, (i) each Holder of shares of Municipal Preferred shall be entitled to one vote for each share of Municipal Preferred held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding Preferred Shares, including each share of
Municipal Preferred, and of Common Shares shall vote together as a single class; provided, however, that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding Preferred
Shares, including Municipal Preferred, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of
the Trust, to elect two trustees of the Trust, each Preferred Share, including each share of Municipal Preferred, entitling the holder thereof to one vote. Subject to subparagraph (b) of this paragraph5, the holders of outstanding Common Shares and Preferred Shares, including Municipal Preferred, voting together as a single class, shall elect the balance of the trustees.

(2) Voting For Additional Trustees.

(1)Voting Period. During any period in which any one or more of the conditions described in subparagraphs
(A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a Voting
Period), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred
Shares, including shares of Municipal Preferred, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including Municipal
Preferred, shall be entitled, voting as a class on a one-vote-per-share basis
 (to the exclusion of the
holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any
event entitled to elect.  A Voting Period shall commence:

(A) if at the close of business on any dividend payment date accumulated dividends
(whether or not earned or declared) on any outstanding Preferred Share, including Municipal
Preferred, equal to at least two full years dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

(B) if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease,
subject always, however, to the revesting of such voting rights in the
 Holders upon the further occurrence of any of the events described in this subparagraph (b)(i).

(2)Notice of Special Meeting. As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in subparagraph
 (b)(i) of this paragraph5,
the Trust shall notify the Auction Agent and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elected the number of trustees prescribed in subparagraph (b)(i) of this paragraph5 on a one-vote-per-share basis.

(3) Terms of Office of Existing Trustees. The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the Holders of the Common
         Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(4) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the term of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to subparagraph
(b)(i) of this paragraph5 shall
         terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to subparagraph (b)(i) of this paragraph5 shall cease, subject to the provisions of the last sentence of subparagraph(b)(i) of this paragraph5.




(3)      Holders of Municipal Preferred To Vote on Certain Other Matters.

(1) Increases in Capitalization. So long as any shares of Municipal Preferred are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Municipal Preferred outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a) authorize, create or issue any class or series of shares ranking prior to or on a parity with shares of Municipal Preferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any series of Municipal Preferred (except that, notwithstanding the foregoing, but subject to the provisions of paragraph10(c) of this Part I, the Board of Trustees, without the vote or consent of the Holders of Municipal Preferred, may from time to time authorize and create, and the Trust may from time to time issue, additional shares of any series of Municipal Preferred or classes or series of Preferred Shares ranking on a parity with shares of
         Municipal Preferred with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust; provided, however, that if Moodys or
         S&P is not then rating the shares of Municipal Preferred, the aggregate liquidation preference of all
         Preferred Shares of the Trust outstanding after any such issuance, exclusive of accumulated and unpaid dividends, may not exceed $90,000,000) or (b) amend, alter or repeal the provisions of the Declaration or the By-Laws, including this Section12.1, whether by merger, consolidation or otherwise, so as to materially affect any preference, right or power of such shares of Municipal Preferred to the Holders thereof; provided, however, that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of a share of Municipal Preferred will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of shares of Municipal Preferred and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to shares of Municipal Preferred with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, will be deemed to affect such preferences, rights or powers only if Moodys or S&P is then rating shares of Municipal Preferred and such issuance would, at the time thereof, cause the
         Trust not to satisfy the 1940 Act Municipal Preferred Asset Coverage or the Municipal Preferred Basic
         Maintenance Amount. So long as any shares of Municipal Preferred are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least
 66 2/3% of the shares of Municipal
         Preferred outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one ore more series (the
         Affected Series) of Municipal Preferred in a manner different from any other series of Municipal
         Preferred, the Trust will not approve any such action without the affirmative vote or consent of the
         Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting at a separate class).

(2) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration or these By-laws, (A)
         the affirmative vote of the Holders of at least a majority of the Preferred Shares, including Municipal
         Preferred, outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Trust from a closed-end to an open-end investment company and (B) the affirmative vote of the Holders of a majority of the outstanding Preferred Shares, including Municipal Preferred, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the Holders of a majority of the outstanding Preferred Shares, including Municipal Preferred, voting as a separate class, shall be required to approve any action not described in the first sentence of this paragraph5(c)(ii) requiring a vote of security holders of the Trust under Section13(a) of the 1940 Act. For purposes of the foregoing, majority of the outstanding Preferred Shares means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii)
         more than 50% of such shares, whichever is less. In the event a vote of Holders of Municipal Preferred is required pursuant to the provisions of Section13(a) of the 1940 Act, the Trust shall, not later than ten business Days prior to the date on which such vote is to be taken, notify Moodys (if Moodys is then rating the shares of Municipal Preferred) and S&P (if S&P is then rating the shares of Municipal
         Preferred) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moodys (if Moodys is then rating the shares of Municipal Preferred) of the results of such vote.

(4)      Board May Take Certain Actions Without Shareholder Approval.
 The Board of Trustees, without the vote or consent of the shareholders of the Trust, may from time to time amend, alter or repeal any or all of the
definitions of the terms listed below, or any provision of this Section12.1 of the By-laws viewed by Moodys or S&P as a predicate for any such definition, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of shares of Municipal Preferred or the Holders thereof; provided, however, that the Board of Trustees receives written confirmation from Moodys (such confirmation being required to be obtained only in the event Moodys is rating the shares of Municipal
 Preferred and in no event being
required to be obtained in the case of the definitions of (x) Deposit Securities, Discounted Value, Receivables for Municipal Obligations Sold and Other Issues as such terms apply to S&P Eligible Asset and (y) S&P Discount
Factor, S&P Eligible Asset, S&P Exposure Period, S&P Volatility Factor) and
 S&P (such confirmation being required
to be obtained only in the event S&P is rating the shares of Municipal Preferred and in no event being required to be obtained in the case of the definitions of (x)Discounted Value, Receivables for Municipal Obligations Sold and Other Issues as such terms apply to Moodys Eligible Asset, and (y
 Moodys Discount Factor, Moodys Eligible
Asset, Moodys Exposure Period and Moodys Volatility Factor) that any such amendment, alteration or repeal would
not impair the ratings then assigned by Moodys or S&P, as the case may be, to shares of Municipal Preferred:

Deposit Securities               Moodys Exposure Period
Discounted Value                        Moodys Volatility Factor
Escrowed Bonds                        1940 Act Cure Date
Market Value              1940 Act Municipal Preferred Asset Coverage
Maximum Potential Gross-up   Payment Liability       Other Issues
Municipal Preferred Basic  Maintenance Amount
Municipal Preferred Basic  Maintenance Cure Date    Receivables for Municipal
   Obligations Sold
Municipal Preferred Basic  Maintenance Report    S&P Discount Factor
Moodys Discount Factor                    S&P Eligible Asset
Moodys Eligible Asset                   S&P Exposure Period
                                         S&P Volatility Factor
                                                  Valuation Date
                                    Volatility Factor

         In addition, the Trust may change its policies to comply with changes in rating agency requirements upon receiving written notification of such changes. Such changes will be subject to ratification by the Board of Trustees.

(5) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, these By-laws or by the Declaration, the Holders of shares of Municipal Preferred shall not have any relative rights or
preferences or other special rights other than those specifically set forth herein.

(6) No Preemptive Rights or Cumulative Voting. The Holders of shares of Municipal Preferred shall have no preemptive rights or rights to cumulative voting.

(7) Voting for Trustees Sole Remedy for Trusts Failure to Pay Dividends. In the event that the Trust fails to pay any dividends on the shares of Municipal Preferred, the exclusive remedy of the Holders shall be the right to vote for Trustees pursuant to the provisions of this paragraph5.
(8) Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Section12.1, by the other provisions of these By-laws or the Declaration, by statute or otherwise, no Holder shall be entitled to vote any share of
 Municipal Preferred and no share of
Municipal Preferred shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph11(c) of this Part I and
the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No shares of Municipal Preferred held by the Trust or any affiliate of the Trust (except for
shares held by a Broker-Dealer that is an affiliate of the Trust for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

6.       1940 Act Municipal Preferred Asset Coverage.

         The Trust shall maintain, as of the last Business Day of each month in which any share of Municipal
Preferred is outstanding, the 1940 Act Municipal Preferred Asset Coverage.

7.       Municipal Preferred Basic Maintenance Amount.

(1) So long as shares of Municipal Preferred are outstanding, the Trust shall maintain, on each Valuation
Date, and shall verify to its satisfaction that it is maintaining on such
 Valuation Date, (i) S&P Eligible Assets
having an aggregate Discounted Value equal to or greater than the Municipal
 Preferred Basic Maintenance Amount
(if S&P is then rating the shares of Municipal Preferred) and (ii) Moodys
 Eligible Assets having an aggregate
Discounted Value equal to or greater than the Municipal Preferred Basic Maintenance Amount (if Moodys is then rating the shares of Municipal Preferred).

(2) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Municipal Preferred Basic Maintenance Amount, and on the third Business Day after
the Municipal Preferred Basic Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to S&P (if S&P is then rating the shares of Municipal Preferred),
 Moodys (if Moodys is then rating
the shares of Municipal Preferred) and the Auction Agent (if either S&P or
 Moodys is then rating the shares of
Municipal Preferred) a Municipal Preferred Basic Maintenance Report as of the
 date of such failure or such
Municipal Preferred Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy of telecopy, telex or other electronic transcription
thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the full
Municipal Preferred Basic Maintenance Report.

         The Trust shall also deliver a Municipal Preferred Basic Maintenance Report to (i) the Auction Agent (if
either Moodys or S&P is then rating the shares of Municipal Preferred) as of
(A) the fifteenth day of each month
(or, if such day is not a Business Day, the next succeeding Business Day) and
 (B) the last Business Day of each
month, and (ii) S&P, if and when requested for any Valuation Date, on or before the third Business Day after such request. A failure by the Trust to deliver a Municipal Preferred Basic
 Maintenance Report pursuant to the
preceding sentence shall be deemed to be delivery of a Municipal Preferred Basic Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Municipal
 Preferred Basic Maintenance Amount,
as of the relevant Valuation Date.

(3) As frequently as requested by Moodys (if Moodys is then rating the shares of Municipal Preferred) or S&P
(if S&P is then rating the shares of Municipal Preferred), the Trust shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the shares of Municipal Preferred), Moodys (if Moodys is then rating the shares of Municipal Preferred) and the Auction Agent (if either
 S&P or Moodys is then rating the
shares of Municipal Preferred) (i) the mathematical accuracy of the calculations reflected in such Report and
(ii) that, in such Report , the Trust determined in accordance with this paragraph whether the Trust had, at the time of such request , S&P Eligible Assets (if S&P is then rating the shares of Municipal Preferred) of an aggregate Discounted Value at least equal to the Municipal Preferred Basic
 Maintenance Amount and Moodys Eligible
Assets (if Moodys is then rating the shares of Municipal Preferred) of an aggregate Discounted Value at least
equal to the Municipal Preferred Basic Maintenance Amount (such confirmation being herein called the Accountants
Confirmation).

(4) Within ten Business Days after the date of delivery of a Municipal Preferred Basic Maintenance Report in accordance with subparagraph (b) of this paragraph 7 relating to any Valuation
 Date on which the Trust failed to
satisfy the Municipal Preferred Basic Maintenance Amount, and relating to the
 Municipal Preferred Basic
Maintenance Cure Date with respect to such failure to satisfy the Municipal Preferred Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to S&P (if S&P is then rating the shares of Municipal
Preferred), Moodys (if Moodys is then rating the shares of Municipal Preferred)
 and the Auction Agent (if either
S&P or Moodys is then rating the shares of Municipal Preferred) an Accountants Confirmation as to such Municipal
Preferred Basic Maintenance Report.

(5)      If any Accountants Confirmation delivered pursuant to subparagraph
(c) or (d) of this paragraph7 shows
that an error was made in the Municipal Preferred Basic Maintenance Report for a particular Valuation Date for
which such Accountants Confirmation was required to be delivered, or shows that a lower aggregate Discounted
Value for the aggregate of all S&P Eligible Assets (if S&P is then rating the shares of Municipal Preferred) or
Moodys Eligible Assets (if Moodys is then rating the shares of Municipal Preferred), as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent
Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Municipal Preferred Basic Maintenance Report to S&P (if S&P is then rating the shares of Municipal Preferred), Moodys (if Moodys is then rating the shares of Municipal
 Preferred) and the Auction Agent
(if either S&P or Moodys is then rating the shares of Municipal Preferred) promptly following receipt by the
Trust of such Accountants Confirmation.

(6) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of any shares of Municipal Preferred, the Trust shall complete and deliver to S&P (if S&P is then rating the shares of Municipal Preferred) and Moodys (if Moodys is then rating the shares of Municipal Preferred) a
Municipal Preferred Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Trust shall cause the
 Independent Accountant to confirm in
writing to S&P (if S&P is then rating the shares of Municipal Preferred) (i)
 the mathematical accuracy of the
calculations reflected in such Report and (ii) that the Discounted Value of S&P Eligible Assets reflected thereon equals or exceeds the Municipal Preferred Basic Maintenance Amount reflected thereon.

(7) On or before 5:00 p.m., New York City time, on the third Business Day after either (i) the Trust shall have redeemed Common Shares or (ii) the ratio of the Discounted Value of S&P
 Eligible Assets or the Discounted
Value of Moodys Eligible Assets to the Municipal Preferred Basic Maintenance
 Amount is less than or equal to
105%, the Trust shall complete and deliver to S&P (if S&P is then rating the shares of Municipal Preferred) or
Moodys (if Moodys is then rating the shares of Municipal Preferred), as the case may be, a Municipal Preferred
Basic Maintenance Report as of the date of either such event.

8.       [Reserved].

9.       Restrictions on Dividends and Other Distributions.

(1) Dividends on Preferred Shares Other Than Municipal Preferred. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with shares of Municipal
Preferred for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of Municipal Preferred through its most recent
 Dividend Payment Date.  When dividends
are not paid in full upon the shares of each series of Municipal Preferred through its most recent Dividend
Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust
ranking on a parity as to the payment of dividends with shares of Municipal Preferred through their most recent respective dividend payment dates, all dividends declared upon shares of
 Municipal Preferred and any other such
class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with shares
of Municipal Preferred shall be declared pro rata so that the amount of dividends declared per share on shares of Municipal Preferred and such other class or series of shares of beneficial interest shall in all cases bear to
each other the same ratio that accumulated dividends per share on the shares of Municipal Preferred and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of Municipal Preferred shall be based on the Applicable Rate for such shares for the Dividend Periods during which dividends were not paid in full).

(2) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board of
Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant
to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

(3) Other Restrictions on Dividends and Other Distributions. For so long as any share of Municipal
Preferred is outstanding, and except as set forth in subparagraph (a) of this paragraph9 and paragraph12(c) of this Part I, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution
(other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or
purchase, Common Shares or other shares, if any, ranking junior to the shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the shares of Municipal
Preferred as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any
other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the
shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the
Trust ranking junior to or on a parity with Municipal Preferred as to the payment of dividends and the
distribution of assets upon dissolution, liquidation or winding up), unless
(i) full cumulative dividends on
shares of each series of Municipal Preferred through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and
(ii)the Trust has redeemed the full number of shares of Municipal Preferred required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to shares
of Municipal Preferred as to the payment of dividends or the distribution of assets upon dissolution, liquidation
or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares
or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to
shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the
 Discounted Value of Moodys Eligible
Assets (if Moodys is then rating the shares of Municipal Preferred) and S&P Eligible Assets (if S&P is then rating the shares of Municipal Preferred) would each at least equal the
 Municipal Preferred Basic Maintenance
Amount.

10.      Rating Agency Restrictions.

         For so long as any shares of Municipal Preferred are outstanding and Moodys or S&P, or both, are rating such shares, the Trust will not, unless it has received written confirmation from Moodys or S&P, or both, as appropriate, that any such action would not impair the ratings then assigned by such rating agency to such shares, engage in any one or more of the following transactions:

(1) purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities except that the Trust may purchase or sell futures contracts based on the Bond Buyer
 Municipal Bond Index (the Municipal
Index) or United States Treasury Bonds or Notes (Treasury Bonds) and write, purchase or sell put and call options
on such contracts (collectively, Hedging Transactions), subject to the following limitations:

(1) the Trust will not engage in any Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trusts taking an opposite position thereto (Closing Transactions)), which would cause the Trust at the time of such transaction to own or have sold the least of (A) more than 1,000 out standing futures contracts based on the Municipal Index, (B) outstanding futures contracts based on the Municipal Index exceeding in number
         25% of the quotient of the Market Value of the Trusts total assets divided by $1,000 or (C) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily open interest futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal.


(2) the Trust will not engage in any Hedging Transaction based on Treasury Bonds (other than Closing
         Transactions) which would cause the Trust at the time of such transaction to own or have sold the lesser of (A) outstanding futures contracts based on Treasury Bonds exceeding in number 50% of the quotient of the Market Value of the Trusts total assets divided by $100,000 ($200,000 in the case of the two-year
         United States Treasury Note) or (B) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(3) the Trust will engage in Closing Transactions to close out any outstanding futures contract which the
         Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (A) the Trust does not have S&P Eligible Assets or Moodys Eligible Assets, as the case may be, with an aggregate
         Discounted Value equal to or greater than the Municipal Preferred Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Trust is required to pay Variation Margin on the second such
         Valuation Date;

(4) the Trust will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

(5) when the Trust writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or fixed-income securities rated BBB or better by S&P or Moodys, as the case may be for
         S&P purposes and any liquid assets for Moodys purposes, in a segregated account with the Trusts custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trusts broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.

         For purposes of determining whether the Trust has S&P Eligible Assets or Moodys Eligible Assets, as the

case may be, with a Discounted Value that equals or exceeds the Municipal Preferred Basic Maintenance Amount, the
Discounted Value of cash or securities held for the payment of Initial Margin or Variation Margin shall be zero and the aggregate Discounted Value of S&P Eligible Assets or Moodys Eligible Assets, as the case may be, shall be reduced by an amount equal to (I) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Trust plus (II) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Trust.

(2) borrow money, except that the Trust may, without obtaining the written confirmation described above, borrow money for the purpose of clearing securities transactions if (i) the
 Municipal Preferred Basic Maintenance
Amount would continue to be satisfied after giving effect to such borrowing
 (which shall mean, for purposes of
the calculation of the Municipal Preferred Basic Maintenance Amount, adding the amount of the liability for such borrowing to the calculation of the Municipal Preferred Basic Maintenance Amount under subparagraph (F) under the definition of that term in Part I of this Section 12.1) and (ii) such borrowing (A) is privately arranged with a bank or other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed or (B) is for temporary purposes, is evidenced by a promissory note or other evidence of indebtedness and is an amount not exceeding 5 per centum of the value of the total assets of the Trust at the time of the borrowing; for purposes of the foregoing, temporary purpose means that the borrowing is to be repaid
within sixty days and is not to be extended or renewed;

(3) issue additional shares of any series of Municipal Preferred or any class or series of shares ranking prior to or on a parity with shares of Municipal Preferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of th
 Trust, or reissue any shares of
Municipal Preferred previously purchased or redeemed by the Trust;

(4)      engage in any short sales of securities;

(5)      lend securities;

(6)      merge or consolidate into or with any corporation;

(7) change the pricing service (currently both Muller Data Corporation and Standard & Poors J.J. Kenny
Evaluation Services are used by the Trust) referred to in the definition of
 Market Value to a pricing service
other than Muller Data Corporation or Standard & Poors J.J. Kenny Evaluation
 Services; or

(8)      enter into reverse repurchase agreements.

11.      Redemption.

(1)      Optional Redemption.

(1)      Subject to the provisions of subparagraph (v) of this subparagraph
 (a), shares of Municipal Preferred of
         any series may be redeemed, at the option of the Trust, as a whole or from time to time in part, on the second Business Day preceding any Dividend Payment Date for shares of such series, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; provided, however, that (1) shares of a series of Municipal Preferred may not be redeemed in part if after such partial redemption fewer than 500 shares of such series remain outstanding; (2) unless otherwise provided herein, shares of a series of Municipal Preferred are redeemable by the Trust during the Initial Rate Period thereof only on the second Business Day next preceding the last Dividend Payment Date for such Initial Rate Period; and (3) subject to subparagraph
         (ii) of this paragraph, (a) the Notice of Special Rate Period relating to a Special Rate Period of shares of a series of Municipal Preferred, as delivered to the Auction Agent and filed with the
         Secretary of the Trust, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Rate Period (except as provided in subparagraph (iv) of this subparagraph
         (a)) or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein (Special Redemption Provisions).

(2) A Notice of Special Rate Period relating to shares of a series of Municipal Preferred for a Special Rate
         Period thereof may contain Special Redemption Provisions only if the Trusts Board of Trustees, after consultation with the Broker-Dealer or Broker-Dealers for such Special Rate Period of shares of such series, determines that such Special Redemption Provisions are in the best interest of the Trust.
(3) If fewer than all of the outstanding shares of a series of Municipal Preferred are to be redeemed pursuant to subparagraph (i) of this subparagraph (a), the number of shares of such series to be redeemed shall be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such
         Holders.

(4)      Subject to the provisions of subparagraph (v) of this subparagraph
(a), shares of any series of
         Municipal Preferred may be redeemed, at the option of the Trust, as a whole but not in part, out of funds legally available therefor, on the first day following any Dividend Period thereof included in a
         Rate Period consisting of more than 364 Rate Period Days if, on the date of determination of the
         Applicable Rate for shares of such series for such Rate Period, such Applicable Rate equaled or exceeded on such date of determination the Treasury Note Rate for such Rate Period, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon
         (whether or not earned or declared) to (but not including) to the date fixed for redemption.

(5) The Trust may not on any date mail a Notice of Redemption pursuant to subparagraph (c) of this paragraph11 in respect of a redemption contemplated to be effected pursuant to this subparagraph (a)
         unless on such date (a) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount
         (including any applicable premium) due to Holders of shares of Municipal Preferred by reason of the redemption of such shares on such redemption date and (b) the Discounted Value of Moodys Eligible Assets
         (if Moodys is then rating the shares of Municipal Preferred) and the Discounted Value of S&P Eligible
         Assets (if S&P is then rating the shares of Municipal Preferred) each at least equal the Municipal
         Preferred Basic Maintenance Amount, and would at least equal the Municipal Preferred Basic Maintenance
         Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (b) of the preceding sentence whether the Discounted Value of Moodys
         Eligible Assets at least equals the Municipal Preferred Basic Maintenance Amount, the Moodys Discount
         Factors applicable to Moodys Eligible Assets shall be determined by reference to the first Exposure
         Period longer than the Exposure Period then applicable to the Trust, as described in the definition of
         Moodys Discount Factor herein.

(2) Mandatory Redemption. The Trust shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Trustees for redemption, certain of the shares of Municipal Preferred, if the Trust fails to have either Moodys Eligible Assets with a Discounted Value, or S&P
 Eligible Assets with a Discounted Value, greater than or equal to the Municipal Preferred Basic Maintenance Amount or fails to maintain the 1940 Act
Municipal Preferred Asset Coverage, in accordance with the requirements of the rating agency or agencies then rating the shares of Municipal Preferred, and such failure is not cured on or before the Municipal Preferred
Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be
 (the Cure Date).  The number of shares
of Municipal Preferred to be redeemed shall be equal to the lesser of (i)
 the minimum number of shares of
Municipal Preferred, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have
resulted in the Trusts having both Moodys Eligible Assets with a Discounted Value, and S&P Eligible Assets with a
Discounted Value, greater than or equal to the Municipal Preferred Basic Maintenance Amount or maintaining the
1940 Act Municipal Preferred Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of shares of Municipal Preferred and other
 Preferred Shares the redemption or
retirement of which would have had such result, all shares of Municipal Preferred and Preferred Shares then outstanding shall be redeemed), and (ii) the maximum number of shares of
 Municipal Preferred, together with all
other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration, these By-laws and applicable law.  In determining
the shares of Municipal Preferred required to be redeemed in accordance with the foregoing, the Trust shall
allocate the number required to be redeemed to satisfy the Municipal
 Preferred Basic Maintenance Amount or the
1940 Act Municipal Preferred Asset Coverage, as the case may be, pro rata among shares of Municipal Preferred and other Preferred Shares (and, then pro rata among each series of Municipal Preferred) subject to redemption or retirement. The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 20 days nor later than 40 days after such Cure Date, except that if the Trust does not have funds
legally available for the redemption of all of the required number of shares of Municipal Preferred and other
Preferred Shares which are subject to redemption or retirement or the Trust otherwise is unable to effect such
redemption on or prior to 40 days after such Cure Date, the Trust shall redeem those shares of Municipal
Preferred and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of Municipal
Preferred are to be redeemed pursuant to this subparagraph (b), the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

(3) Notice of Redemption. If the Trust shall determine or be required to redeem shares of a series of
Municipal Preferred pursuant to subparagraph (a) or (b) of this paragraph11, it shall mail a Notice of
Redemption with respect to such redemption by first class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holders address as the same appears on the record books of the Trust on the record date established by the Board of Trustees. Such Notice of Redemption shall be so mailed not less than 20 nor more than 45 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of shares of Municipal Preferred to be redeemed and the series thereof;
(iii) the CUSIP number for shares of such series; (iv) the Redemption Price;
(v) the place or places where the
certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price;
(vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (vii) the provisions of this paragraph11 under which such redemption is made. If fewer than all shares of a series of Municipal Preferred held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to subparagraph (a)
of this paragraph11 that such redemption is subject to one or more conditions precedent and that the Trust shall not be required such redemption unless each such condition shall have been satisfied at the time or times and in
the manner specified in such Notice of Redemption.

(4) No Redemption Under Certain Circumstances. Notwithstanding the provisions of subparagraphs (a) or (b)
of this paragraph11, if any dividends on shares of a series of Municipal
 Preferred (whether or not earned or
declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any shares of such series;
provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

(5) Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of
Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance
with the Declaration, these By-laws and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of Municipal Preferred shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed,
for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares of which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Trusts failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was
subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.
  Notwithstanding the fact that the
Trust may not have redeemed shares of Municipal Preferred for which a Notice of Redemption has been mailed, dividends may be declared and paid on shares of Municipal Preferred and shall include those shares of Municipal
Preferred for which a Notice of Redemption has been mailed.

(6) Auction Agent as Trustee of Redemption Payments by Trust. All moneys paid to the Auction Agent for payment of the Redemption Price of shares of Municipal Preferred called for redemption shall be held in trust by
the Auction Agent for the benefit of Holders of shares so to be redeemed.

(7) Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of
Redemption has been mailed pursuant to subparagraph (c) of this paragraph11, upon the deposit with the Auction
Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next
Business Day in The City of New York, New York) of funds sufficient to redeem the shares of Municipal Preferred that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no
longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraphs2(e)(i) and 3 of this Part I.
Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed
(property endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of
Redemption shall so state), the Redemption Price shall be paid by the Auction
 Agent to the Holders of shares of
Municipal Preferred subject to redemption.  In the case that fewer than all of the shares represented by any such
certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the
shares of Municipal Preferred called for redemption on such date and (ii) all other amounts to which Holders of shares of Municipal Preferred called for redemption may be entitled. Any funds so deposited that are unclaimed
at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of shares of Municipal Preferred so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled.  The Trust shall be
entitled to receive, from time to time after the date fixed for redemption, any
interest on the funds so
deposited.

(8) Compliance With Applicable Law. In effecting any redemption pursuant to this paragraph11, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable StateMassachusetts law, but shall effect no redemption except in accordance with
the 1940 Act and any applicable StateplaceMassachusetts law.

(9) Only Whole Shares of Municipal Preferred May Be Redeemed. In the case of any redemption pursuant to this paragraph11, only whole shares of Municipal Preferred shall be redeemed, and in the event that any
provision of the Declaration or these By-laws would require redemption of a fractional shares, the Auction Agent
shall be authorized to round up so that only whole shares are redeemed.

12.      Liquidation Rights.

(1) Ranking. The shares of a series of Municipal Preferred shall rank on a parity with each other, with shares of any other series of Municipal Preferred and with shares of any other series of Preferred Shares as to
the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

(2) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of shares of Municipal
 Preferred then outstanding shall be
entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders,
before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the Municipal Preferred upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or
not earned or declared) accumulated but unpaid to (but not including) the date of final distributions in same-day
funds, together with any payments required to be made pursuant to paragraph3 of this PartI in connection with
the liquidation of the Trust. After the payment to the Holders of the shares of Municipal Preferred of the full preferential amounts provided for in this subparagraph (b), the holders of
 Municipal Preferred as such shall have
no right or claim to any of  the remaining assets of the Trust.

(3) Pro Rata Distributions. In the event the assets of the Trust available for distribution to the Holders of shares of Municipal Preferred upon any dissolution, liquidation, or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to subparagraph (b) of this paragraph12, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the shares of Municipal
Preferred with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Municipal Preferred, ratably, in
proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(4) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the shares of Municipal Preferred with respect to the distribution of
assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been
made in full to the Holders of the shares of Municipal Preferred as provided in subparagraph (b) of this paragraph12, but not prior thereto, any other series or class or classes of shares ranking junior to the shares
of Municipal Preferred with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the shares of
Municipal Preferred shall not be entitled to share therein.

(5) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all of the property or business of the Trust, nor the merger or consolidation of the
 Trust into or with any Massachusetts
business trust or corporation nor the merger or consolidation of any
 Massachusetts business trust or corporation into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for
the purposes of this paragraph12.

13.      Miscellaneous.

(1)      Amendment of this Section12.1 to Add Additional Series.
 Subject to the provisions of subparagraph (c) of paragraph10 of this Part I, the Board of Trustees may, by resolution duly adopted, without shareholder
approval (except as otherwise provided by this Section12.1 or required by applicable law), amend Section12.1 to
(1) reflect any amendment hereto which the Board of Trustees is entitled to adopt pursuant to the terms of this
Section12.1 without shareholder approval or (2) add additional series of Municipal Preferred or additional
shares of a series of Municipal Preferred (and terms relating thereto)
 to the series and shares of Municipal
Preferred theretofore described thereon. Each such additional series and all such additional shares shall be governed by the terms of this Section12.1.

(2)      [Reserved]


(3) No Fractional Shares. No fractional shares of Municipal Preferred shall be issued.

(4) Status of Shares of Municipal Preferred Redeemed, Exchanged or Otherwise Acquired by the Trust. Shares of Municipal Preferred which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued Preferred Shares without designation as to series.

(5) Board May Resolve Ambiguities. To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Section12.1 to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Section12.1 with respect to any series of Municipal Preferred prior to
this issuance of shares of such series.

(6) Headings Not Determinative. The headings contained in this Section12.1 are for convenience of reference only and shall not affect the meaning or interpretation of this
 Section12.1.

(7) Notices. All notices or communications, unless otherwise specified in the By-Laws of the Trust or this Section12.1, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail,
postage prepaid.


                                PART II

14.      Orders.

(1) Prior to the Submission Deadline on each Auction Date for shares of a series of Municipal Preferred:

(1) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

(1) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such
                  Beneficial Owners desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

(2) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such
                  Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

(3) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such
                  Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series; and


(2) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential
         Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial
         Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate
         Period of shares of such series shall not be less than the rate per annum specified by such Potential
         Beneficial Owner.

For purposes hereof, the communication by a Beneficial Owner or Potentia
 Beneficial Owner to a Broker-Dealer, or
by a Broker-Dealer to the Auction Agent, of information referred to in clause
(i)(a), (i)(B), (i)(C), or (ii) of
this subparagraph (a) is hereinafter referred to as an Order and collectively as Orders and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an
Order with the Auction Agent, is hereinafter referred to as a Bidder and collectively as Bidders; an Order containing the information referred to in clause (i)(A) of this subparagraph
(a) is hereinafter referred to as a
Hold Order and collectively as Hold Orders; an Order containing the information referred to in clause (i)(B) or
(ii) of this subparagraph (a) is hereinafter referred to as a Bid and collectively as Bids; and an Order containing the information referred to in clause (i)(C) of this subparagraph
(a) is hereinafter referred to as a
Sell Order and collectively as Sell Orders.

(2) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

(1) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

(2) such number or a lesser number of Outstanding shares of such series to be determined as set forth in paragraph4(a)(iv) of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

(3) the number of Outstanding shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in paragraph4(b)(iii) of this Part II if the rate specified therein shall be higher than the
                  Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

                  (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of
         Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A)  the number of Outstanding shares of such
series specified in such Sell Order; or

                           (B)  such number or a lesser number of Outstanding
shares of such series as set forth
                  in paragraph4(b)(iii) of this Part II if Sufficient Clearing Bids for shares of such series do not exist;

         provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of
         Municipal Preferred shall not be liable to any Person for failing to sell such shares pursuant to a Sell
         Order described in the proviso to paragraph2(c) of this Part II if
 (1) such shares were transferred by
         the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer
         (or other transferee person, if permitted by the Trust) with the provisions of paragraph7 of this Part
         II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer
         Agreement that, according to such Broker-Dealers records, such Broker-Dealer believes it is not the
         Existing Holder of such shares.

                  (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of
         Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

(A) the number of Outstanding shares of such series specified in such Bid if the
                  Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                           (B)  such number or a lesser number of Outstanding
 shares of such series as set forth
                  in paragraph4(a)(v) of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

(3) No Order for any number of shares of Municipal Preferred other than whole shares shall be valid.

15.      Submission of Orders by Broker-Dealers to Auction Agent.

(1) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each
Auction Date all Orders for shares of Municipal Preferred of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing
Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a
Potential Holder in respect of shares subject to Orders submitted to it by
 Potential Beneficial Owners, and shall
specify with respect to each Order for such shares:

(1) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

(2) the aggregate number of shares of such series that are the subject of such Order;

(3) to the extent that such Bidder is an Existing Holder of shares of such series:

(1) the number of shares, if any, of such series subject to any Hold Order of such Existing Holder;

(2) the number of shares, if any, of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

(3) the number of shares, if any, of such series subject to any Sell Order of such Existing Holder; and

(4) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holders Bid.

(2) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the
Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

(3) If an Order or Orders covering all of the Outstanding shares of Municipal Preferred of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such
 Existing Holder covering the number of
Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction
Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 28 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

(4) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding shares of Municipal Preferred of a series subject to an Auction held by such
Existing Holder, such Orders shall be considered valid in the following order of priority:

(1) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

(2) (A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing
                  Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

                           (B)  subject to subclause (A), if more than one
Bid of an Existing Holder for shares
                  of such series is submitted to the Auction Agent with the same rate and the number of
                  Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                           (C)  subject to subclauses (A) and (B), if more
than
 one Bid of an Existing Holder for
                  shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                           (D) in any such event, the number, if any, of
such Outstanding shares of such series
                  subject to any portion of Bids considered not valid in whole or in part under this clause (ii)
                  shall be treated as the subject of a Bid for shares of such series by or on behalf of a
                  Potential Holder at the rate therein specified; and

(3) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

(5) If more than one Bid for one or more shares of a series of Municipal Preferred is submitted to the
Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the
rate and number of shares therein specified.

(6) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a
Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

16. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

(1) Not earlier than the Submission Deadline on each Auction Date for shares of a series of Municipal
Preferred, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the
Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a Submitted Hold Order, a Submitted Bid or a Submitted Sell Order, as the case may be, or as a Submitted Order, and collectively as Submitted Hold
Orders, Submitted Bids or Submitted Sell Orders, as the case may be, or as Submitted Orders) and shall determine for such series:

(1) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the
         Available Municipal Preferred of such series);

(2)      from the Submitted Orders for shares of such series whether:

(1) the number of Outstanding shares of such series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for shares of such series;

                  exceeds or is equal to the sum of:

(2) the number of Outstanding shares of such series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate for shares of such series; and

(3) the number of Outstanding shares of such series subject to Submitted Sell Orders

                  (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as Sufficient Clearing Bids for shares of such series); and

(3) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted
         Bids (the Winning Bid Rate for shares of such series) which if:

(1) (I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such
                  Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such
                  Existing Holders to continue to hold the shares of such series that are subject to such
                  Submitted Bids; and

(2) (I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such
                  Submitted Bids of Potential Holders specifying lower rates were accepted;
         would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Municipal Preferred of such series.

(2) Promptly after the Auction Agent has made the determinations pursuant to subparagraph (a) of this paragraph3, the Auction Agent shall advise the Trust of the Maximum
Rate for shares of the series of Municipal
Preferred for which an Auction is being held on the Auction Date and, based on such determination, the Applicable
Rate for shares of such series for the next succeeding Rate Period thereof as follows:

(1) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

(2) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the
         Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

(3) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the
         Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be as set forth in subparagraph (c) of this paragraph3.

(3) For purposes of subparagraph (b)(iii) of this paragraph3, the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be equal to the lesser of the Kenny Index (if such Rate Period consists of fewer than 183Rate Period Days) or the product of (A) (I) the AA Composite
Commercial Paper Rate on such Auction Date for such Rate Period, if such Rate Period consists of fewer than
183Rate Period Days; (II) the Treasury Bill Rate on such Auction Date for such Rate Period, if such Rate Period consists of more than 182 but fewer than 365 Rate Period Days; or (III) the Treasury Note Rate on such Auction
Date for such Rate Period, if such Rate Period is more than 364Rate Period
 Days (the rate described in the
foregoing clause (A)(I), (II) or (III), as applicable, being referred to herein as the Benchmark Rate) and (B) 1 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income, whichever is greater;
provided, however, that if the Trust has notified the Auction Agent of its intent to allocate to shares of such series in such Rate Period any net capital gains or other income taxable for Federal income tax purposes (Taxable
Income), the Applicable Rate for shares of such series for such Rate Period will be (i) if the Taxable Yield Rate
(as defined below) is greater than the Benchmark Rate, then the Benchmark Rate, or (ii) if the Taxable Yield Rate is less than or equal to the Benchmark Rate, then the rate equal to the sum of (x) the lesser of the Kenny Index
(if such Rate Period consists of fewer than 183 Rate Period Days) or the product of the Benchmark Rate multiplied by the factor set forth in the preceding clause(B) and (y) the product of the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax applicable to ordinary income, whichever is greater, multiplied by the Taxable Yield Rate. For purposes of the foregoing, Taxable Yield Rate means the rate determined by (a) dividing the amount of Taxable Income available for distribution per such share of Municipal Preferred by the number of days in the Dividend Period in respect of which such Taxable Income is contemplated to be distributed, (b)
 multiplying the amount determined in
(a) above by 365 (in the case of a Dividend Period of 7 Rate Period Days) or 360 (in the case of any other
Dividend Period), and (c) dividing the amount determined in (b) above by $25,000.

17. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing
Holders shall continue to hold the shares of Municipal Preferred that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to subparagraph (a) of paragraph3 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take
such other action as set forth below:

(1) If Sufficient Clearing Bids for shares of a series of Municipal Preferred have been made, all Submitted
Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of subparagraphs (d) and (e) of this paragraph4, Submitted Bids with respect to shares of such series shall be
accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

(1) Existing Holders Submitted Bids for shares of such series specifying any rate that is higher than the
         Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the shares of Municipal Preferred subject to such Submitted
 Bids;

(2) Existing Holders Submitted Bids for shares of such series specifying any rate that is lower than the
         Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Municipal Preferred subject to such Submitted Bids;

(3) Potential Holders Submitted Bids for shares of such series specifying any rate that is lower than the
         Winning Bid Rate for shares of such series shall be accepted;

(4) each Existing Holders Submitted Bid for shares of such series specifying a rate that is equal to the
         Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the share of Municipal Preferred subject to such Submitted Bid, unless the number of
         Outstanding shares of Municipal Preferred subject to all such Submitted Bids shall be greater than the number of shares of Municipal Preferred (remaining shares) in the excess of the Available Municipal
         Preferred of such series over the number of shares of Municipal Preferred subject to Submitted Bids described in clauses (ii) and (iii) of this subparagraph (a), in which event such Submitted Bid of such
         Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold shares of Municipal Preferred subject to such Submitted Bid, but only in an amount equal to the number of shares of Municipal Preferred of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding shares of Municipal
         Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Municipal Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

(5) each Potential Holders Submitted Bid for shares of such series specifying a rate that is equal to the
         Winning Bid Rate of shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available
         Municipal Preferred of such series over the number of shares of Municipal Preferred subject to Submitted
         Bids described in clauses (ii) through (iv) of this subparagraph
(a) by a fraction, the numerator of
         which shall be the number of Outstanding shares of Municipal Preferred subject to such Submitted Bids and the denominator of which shall be the aggregate number of Outstanding shares of Municipal Preferred subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the
         Winning Bid Rate for shares of such series.

(2) If Sufficient Clearing Bids for shares of a series of Municipal Preferred have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of subparagraph (d) of this paragraph4, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

(1) Existing Holders Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the shares of Municipal Preferred subject to such Submitted Bids;

(2) Potential Holders Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted;
 and

(3) Each Existing Holders Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to
         Submitted Bids described in clause (ii) of this subparagraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such
         Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of
         Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

(3) If all of the Outstanding shares of a series of Municipal Preferred are subject to Submitted Hold
Orders, all Submitted Bids for shares of such series shall be rejected.

(4) If, as a result of the procedures described in clause (iv) or (v) of subparagraph (a) or clause (iii) of subparagraph (b) of this paragraph4, any Existing Holder would be entitled or required to sell, or any Potential
Holder would be entitled or required to purchase, a fraction of a share of a series of Municipal Preferred on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of Municipal Preferred of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or
sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Municipal
Preferred.

(5) If, as a result of the procedures described in clause (v) of paragraph (a) of this paragraph4, any Potential Holder would be entitled or required to purchase less than a whole share of series of Municipal
Preferred on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of Municipal Preferred of such series for purchase among Potential Holders so that only whole shares of Municipal Preferred of such series are purchased on such
 Auction Date as a result of such
procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not
purchasing shares of Municipal Preferred of such series on such Auction Date.

(6) Based on the results of each Auction for shares of a series of Municipal Preferred, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder
and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number
of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, shares of Municipal Preferred of such series. Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or
 Beneficial Owner of shares of a series
of Municipal Preferred with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares
that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of Municipal Preferred that have been made in respect of Potential Holders
or Potential Beneficial Owners Submitted Bids for shares of such series that have been accepted in whole or in
part shall constitute good delivery to such Potential Holders and Potential
 Beneficial Owners.

(7) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential
 Holder, a Benefit Owner, a Potential
Beneficial Owner or its respective Agent Member to deliver shares of Municipal Preferred of any series or to pay for shares of Municipal Preferred of any series sold or purchased pursuant to the Auction Procedures or otherwise.

18. Notification of Allocations. Whenever the Trust intends to include any net capital gain or other income taxable for Federal income tax purposes in any dividend on shares of Municipal
 Preferred, the Trust shall, in the
case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and may, in the case of any other Special Rate Period, notify the Auction Agent of the amount to be so included not later than the
Dividend Payment Date next preceding the Auction Date on which the Applicable
 Rate for such dividend is to be
established.  Whenever the Auction Agent receives such notice from the Trust, it will be required in turn to
notify each Broker-Dealer, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement,
will be required to notify its Beneficial Owners and Potential Beneficial Owners of shares of Municipal Preferred believed by it to be interested in submitting an Order in the Auction to be held on such Auction Date.

19. Auction Agent. For so long as any shares of Municipal Preferred are outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its affiliates (which however, may engage or have engaged in business
transactions with the Trust or its affiliates) and at no time shall the Trust or any of its affiliates act as the
Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of Municipal Preferred are outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction
 Agents registry of Existing Holders of
shares of a series of Municipal Preferred shall be conclusive and binding on the Broker-Dealers. A Broker-Dealer may inquire of the Auction Agent between 3:00p.m. on the Business Day preceding an Auction for shares of a series of Municipal Preferred and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of a series in respect of which the Auction Agent has determined such
 Broker-Dealer to be an Existing
Holder. If such Broker-Dealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such Broker-Dealers inquiry, such Broker-Dealer may so inform the Auction
Agent of that belief.  Such Broker-Dealer shall not, in its capacity as
 Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such
 Broker-Dealers inquiry.

20. Transfer of Shares of Municipal Preferred. Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of shares of Municipal Preferred only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction
Agent in accordance with the procedures
described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other
disposition of shares of Municipal Preferred from a customer of a Broker-Dealer who is listed on the records of
that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer
shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph7 if such
Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after
such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the
Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction
Agent of such transfer.

21.      Global Certificate.  Prior to the commencement of a Voting Period,
(i) all of the shares of a series of
Municipal Preferred outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii)no registration of transfer of shares of a series of Municipal Preferred shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

                                                     Article 13.
                                                    Amendments

         Except as otherwise expressly stated herein, these By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the
 Trustees, or by one or more writings
signed by such a majority.